3


                               TABLE OF CONTENTS
                               ------------------
ARTICLE  I  Definitions     1
SECTION  1.01.  Defined  Terms     1
SECTION  1.02.  Classification  of  Loans  and  Borrowings     22
SECTION  1.03.  Terms  Generally     22
SECTION  1.04.  Accounting  Terms;  GAAP     22
ARTICLE  II  The  Credits     23
SECTION  2.01.  Commitments.     23
SECTION  2.02.  Loans  and  Borrowings     23
SECTION  2.03.  Requests  for  Revolving  Borrowings     24
SECTION  2.04.  Competitive  Bid  Procedure     25
SECTION  2.05.  Letters  of  Credit     27
SECTION  2.06.  Funding  of  Borrowings     32
SECTION  2.07.  Interest  Elections     32
SECTION  2.08.  Termination  and  Reduction  of  Commitments.     34
SECTION  2.09.  Repayment  of  Loans;  Evidence  of  Debt     34
SECTION  2.10.  Prepayment  of  Loans     35
SECTION  2.11.  Fees     36
SECTION  2.12.  Interest     37
SECTION  2.13.  Alternate  Rate  of  Interest     38
SECTION  2.14.  Increased  Costs     39
SECTION  2.15.  Break  Funding  Payments     40
SECTION  2.16.  Taxes     41
SECTION  2.17.  Payments  Generally;  Pro  Rata  Treatment; Sharing of Set-offs
42
SECTION  2.18.  Mitigation  Obligations;  Replacement  of  Lenders.     44
SECTION  2.19.  Extension.     45
ARTICLE  III  Representations  and  Warranties     46
SECTION  3.01.  Organization;  Powers     46
SECTION  3.02.  Authorization;  Enforceability     46
SECTION  3.03.  Governmental  Approvals;  No  Conflicts     46
SECTION  3.04.  Financial  Condition;  No  Material  Adverse  Change     47
SECTION  3.05.  Properties     47
SECTION  3.06.  Intellectual  Property     48
SECTION  3.07.  Litigation  and  Environmental  Matters     49
SECTION  3.08.  Compliance  with  Laws  and  Agreements     51
SECTION  3.09.  Investment  and  Holding  Company  Status     51
SECTION  3.10.  Taxes     51
SECTION  3.11.  ERISA     51
SECTION  3.12.  Disclosure     52
SECTION  3.13.  Insurance     52
SECTION  3.14.  Margin  Regulations     52
SECTION  3.15.  Subsidiaries     52
ARTICLE  IV  Conditions     53
SECTION  4.01.  Effective  Date     53
SECTION  4.02.  Each  Credit  Event     54
ARTICLE  V  Affirmative  Covenants     54
SECTION  5.01.  Financial  Statements;  Ratings  Change  and  Other Information
54
SECTION  5.02.  Financial  Tests.     56
SECTION  5.03.  Notices  of  Material  Events     56
SECTION  5.04.  Existence;  Conduct  of  Business     57
SECTION  5.05.  Payment  of  Obligations     57
SECTION  5.06.  Maintenance  of  Properties;  Insurance     57
SECTION  5.07.  Books  and  Records;  Inspection  Rights     57
SECTION  5.08.  Compliance  with  Laws     58
SECTION  5.09.  Use  of  Proceeds  and  Letters  of  Credit     58
SECTION  5.10.  Fiscal  Year     58
SECTION  5.11.  Environmental  Matters.     58
SECTION  5.12.  Property  Pool     59
SECTION  5.13.  Guaranties     60
SECTION  5.14.  Further  Assurances     61
ARTICLE  VI  Negative  Covenants     61
SECTION  6.01.  Indebtedness     61
SECTION  6.02.  Liens     61
SECTION  6.03.  Fundamental  Changes     61
SECTION  6.04.  Investments,  Loans,  Advances  and  Acquisitions     62
SECTION  6.05.  Hedging  Agreements     64
SECTION  6.06.  Restricted  Payments     64
SECTION  6.07.  Transactions  with  Affiliates     64
SECTION  6.08.  Restrictive  Agreements     64
ARTICLE  VII  Events  of  Default     65
ARTICLE  VIII  The  Administrative  Agent     67
ARTICLE  IX  Miscellaneous     69
SECTION  9.01.  Notices     69
SECTION  9.02.  Waivers;  Amendments     70
SECTION  9.03.  Expenses;  Indemnity;  Damage  Waiver     71
SECTION  9.04.  Successors  and  Assigns     73
SECTION  9.05.  Survival     75
SECTION  9.06.  Counterparts;  Integration;  Effectiveness     75
SECTION  9.07.  Severability     76
SECTION  9.08.  Right  of  Setoff     76
SECTION  9.09.  Governing  Law;  Jurisdiction;  Consent  to  Service of Process
76
SECTION  9.10.  WAIVER  OF  JURY  TRIAL     77
SECTION  9.11.  Headings     77
SECTION  9.12.  Confidentiality     77
SECTION  9.13.  Interest  Rate  Limitation     78
SECTION  9.14.  Liability  of  Holders     79

HOUSTON:007002/04097:564617v15




                                CREDIT AGREEMENT

                                   dated as of

                                November 21, 2000

                                      among

                          WEINGARTEN REALTY INVESTORS,

                            The Lenders Party Hereto

                                       And

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                                       and

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                                       and

                        COMMERZBANK AG, NEW YORK BRANCH,
                             as Documentation Agent

                                       and

                                  BANK ONE, NA,
                            FIRST UNION NATIONAL BANK
                                       and
                         PNC BANK, NATIONAL ASSOCIATION
                               as Managing Agents

                             CHASE SECURITIES INC.,
                              as Sole Book Manager

            CHASE SECURITIES INC. and BANC OF AMERICA SECURITIES LLC,
                                 as Co-Arrangers

SCHEDULES:
---------

Schedule  2.01  -  Commitments
Schedule  2.05(d)  -  Existing  Letters  of  Credit
Schedule  3.05(f)  -  Earthquake  or  Seismic  Area
Schedule  3.07  --  Disclosed  Matters
Schedule  3.15  -  Subsidiaries
Schedule  5.12(c)  -  Property  Without  Environmental  Assessments
Schedule  5.12.A  -  Pool
Schedule  6.02  --  Existing  Liens
Schedule  6.04  -  Certain  Investments
Schedule  6.08  --  Existing  Restrictions

EXHIBITS:
--------

Exhibit  A  --  Form  of  Assignment  and  Acceptance
Exhibit  B  -  Form  of  Compliance  Certificate
Exhibit  C  -  Form  of  Guaranty
Exhibit  D  --  Note
Exhibit  E  -  Form  of  Borrowing  Request/Interest  Rate  Election
Exhibit  F  -  Form  of  Competitive  Bid  Request

                   CREDIT AGREEMENT ("Agreement") dated as of
              November 21, 2000, among WEINGARTEN REALTY INVESTORS,
         a Texas real estate investment trust, the LENDERS party hereto,
               THE CHASE MANHATTAN BANK, as Administrative Agent,
                  BANK OF AMERICA, N.A., as Syndication Agent,
                      and COMMERZBANK AG, NEW YORK BRANCH,
                             as Documentation Agent.

          The  parties  hereto  agree  as  follows:

ARTICLE  I

Definitions
SECTION 1.01.     Defined Terms.  As used in this Agreement, the following terms
                  --------------------------------------------------------------
     have  the  meanings  specified  below:
     --------------------------------------

          "ABR",  when  used  in  reference  to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted  LIBO  Rate" means, with respect to any Eurodollar Borrowing
           --------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Adjusted  Net  Operating Income" shall mean, for any income producing
           -------------------------------
Real Property, the Net Operating Income less the Capital Expenditure Reserve for such property.

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity
           --------------------
as  administrative  agent  for  the  Lenders  hereunder.

          "Administrative  Questionnaire"  means an Administrative Questionnaire
           -----------------------------
in  a  form  supplied  by  the  Administrative  Agent.

          "Affiliate"  means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate  Base  Rate"  means, for any day, a rate per annum equal to
           ---------------------
the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable  Percentage"  means,  with  respect  to  any  Lender,  the
           ----------------------
percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Exposure most recently in effect, giving effect to any assignments.

          "Applicable  Rate" means, for any day, with respect to any ABR Loan or
           ----------------
Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

                         ABR     Eurodollar     Facility Fee
                         ---     ----------     ------------
               Index Debt Ratings:     Spread     Spread     Rate
               -------------------     ------     ------     ----
                                   Category 1
                                   ----------
                    A/A2 or better     0     0.50%     0.15%
                                   Category 2
                                   ----------
                         A-/A3     0     0.55%     0.15%
                                   Category 3
                                   ----------
                       BBB+Baa1     0     0.65%     0.15%
                                   Category 4
                                   ----------
                       BBB/Baa2     0     0.75%     0.20%
                                   Category 5
                                   ----------
                       BBB-/Baa3     0     0.90%     0.25%
                                     =     =====     =====
                                   Category 6
                                   ----------
               Worse than BBB-/Baa3     0.25%     1.45%     0.30%
               ====================     =====     =====     =====

          For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to Section
                                                                         -------
5.01(e)  hereof  or  otherwise.  Each  change in the Applicable Rate shall apply
-------
during  the period commencing on the effective date of such change and ending on
---
the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Approved  Fund" means any Fund that is administered or managed by (a)
           --------------
a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form
            ------------
of  Exhibit  A  or  any  other  form  approved  by  the  Administrative  Agent.
    ----------

          "Availability  Period"  means  the  period  from  and  including  the
           --------------------
Effective  Date  to  but  excluding  the  Maturity  Date.

          "Board"  means the Board of Governors of the Federal Reserve System of
           -----
the  United  States  of  America.

          "Borrower"  means  Weingarten  Realty  Investors,  a Texas real estate
           --------
investment  trust.

          "Borrowing"  means  (a)  Revolving  Loans  of  the  same  Type,  made,
           ---------
converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

          "Borrowing  Request"  means  a request by the Borrower for a Revolving
           ------------------
Borrowing  in  accordance  with  Section  2.03.
                                 -------------

          "Business  Day"  means any day that is not a Saturday, Sunday or other
           -------------
day  on  which  commercial  banks  in  Houston,  Texas or New York, New York are authorized  or  required  by  law  to remain closed; provided that, when used in
                                                     --------
connection  with  a  Eurodollar Loan, the term "Business Day" shall also exclude
                                                ------------
any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditure Reserve" means, on an annual basis, an amount equal to
      ---------------------------
(a) for use in calculating the Fixed Charge Coverage Ratio, the product of (i) the aggregate number of gross square feet of improvements contained in each Real Property parcel owned by Borrower or any Subsidiary measured as of the last day of each of the immediately preceding four (4) calendar quarters and averaged, multiplied by (ii) (x) $0.25 for Retail Property and (y) $0.15 for Industrial Property; and (b) for use in calculating Value, the product of (i) the aggregate number of gross square feet of improvements contained in each Real Property owned by Borrower or any Subsidiary as of the last day of the immediately preceding calendar quarter, multiplied by (ii) (x) $0.25 for Retail Property and
(y) $0.15 for Industrial Property. Capital Expenditure Reserve shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Capital Expenditure Reserve for the Borrower's Unconsolidated Affiliates.

          "Capital  Lease  Obligations"  of  any Person means the obligations of
           ---------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change  in  Control" means (a) the acquisition of ownership, directly
           -------------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 33% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

          "Change  in Law" means (a) the adoption of any law, rule or regulation
           --------------
after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any
                                                         ---------------
lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Chase"  means  The  Chase  Manhattan  Bank,  a  New  York  banking
           -----
corporation,  in  its  individual  capacity.

          "Class",  when  used  in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

          "Code"  means  the Internal Revenue Code of 1986, as amended from time
           ----
to  time.

          "Commitment"  means,  with  respect  to each Lender, the commitment of
           ----------
such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's
                            -------------
Commitment  is  set  forth on Schedule 2.01, or in the Assignment and Acceptance
                              -------------
pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $350,000,000.00.

          "Competitive  Bid"  means  an  offer by a Lender to make a Competitive
           ----------------
Loan  in  accordance  with  Section  2.04.
                            -------------

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the
           --------------------
Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "Competitive  Bid  Request"  means  a  request  by  the  Borrower  for
           -------------------------
Competitive  Bids  in  accordance  with  Section  2.04.
                                         -------------

          "Competitive  Loan"  means  a  Loan  made  pursuant  to  Section 2.04.
           -----------------                                       ------------

          "Compliance  Certificate" has the meaning set forth in Section 5.01(c)
           -----------------------                               ---------------
hereof  and  a  form  of  which  is  attached  hereto  as  Exhibit  B.
                                                           ----------

          "Control"  means  the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a managing member of any limited liability company, any general partner of any limited partnership, or any board of directors of a corporation. "Controlling" and "Controlled" have meanings
                                     -----------       ----------
correlative  thereto.

          "Credit  Party"  means  the  Borrower  and  each  Guarantor,  if  any.
           -------------

     "Debt  to  Total  Asset  Value  Ratio" shall mean the ratio (expressed as a
      ------------------------------------
percentage)  of  the  Borrower's  Indebtedness  to  Total  Asset  Value.

          "Default"  means  any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed  Matters"  means the actions, suits and proceedings and the
           ------------------
environmental  matters  disclosed  in  Schedule  3.07.
                                       --------------

          "Dollars"  or  "$"  refers  to  lawful  money  of the United States of
           -------        -
America.

     "EBITDA"  means  an  amount  derived  from  (a) net income, plus (b) to the
      ------
extent included in the determination of net income, depreciation, amortization, interest expense and income taxes, plus or minus (c) to the extent included in the determination of net income, any extraordinary losses or gains resulting from sales, write-downs, write-ups, write-offs or other valuation adjustments of assets or liabilities, in each case, as determined on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of EBITDA for the Borrower's Unconsolidated Affiliates.

          "Effective  Date"  means the date on which the conditions specified in
           ---------------
Section  4.01  are  satisfied  (or  waived  in  accordance  with  Section 9.02).
 ------------                                                     ------------

     "Eligible  Assignee"  means (a) a Lender; (b) an Affiliate of a Lender; (c)
      ------------------
an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, the Issuing Bank, and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) a Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed). If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 9.04(b)), the
                                                           ---------------
Borrower shall be deemed to have given its consent ten (10) days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth (10th) day.


          "Revolving  Loan"  means  a  Loan  made  pursuant  to  Section  2.03.
           ---------------                                       -------------

          "S&P"  means  Standard  &  Poor's  Rating  Group.
           ---

          "Secured  Debt"  means the Indebtedness of the Borrower and any of its
           -------------
subsidiaries secured by a Lien, and (without duplication) any Indebtedness (secured and unsecured) of any Subsidiary of the Borrower that is not a Guarantor.

          "Secured  Debt  to Total Asset Value Ratio" means the ratio (expressed
           -----------------------------------------
as  a  percentage)  of  Secured  Debt  to  Total  Asset  Value.

          "Stabilization  Date"  shall  mean,  with  respect  to a property, the
           -------------------
earlier of (a) twelve (12) months after substantial completion of new construction or development, and (b) the date the Occupancy Level is at least ninety percent (90%).

          "Statutory  Reserve  Rate"  means a fraction (expressed as a decimal),
           ------------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Governmental Authority to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary"  means,  with respect to any Person (the "parent") at any
           ----------                                            ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date (but excluding ownership interests accounted for under the equity method of accounting and included in clause (a) of the definition of Unconsolidated Affiliates), as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Taxes"  means  any  and all present or future taxes, levies, imposts,
           -----
duties,  deductions,  charges  or  withholdings  imposed  by  any  Governmental
Authority.

     "Total  Asset  Value"  means  the  sum  of  (without  duplication)  (a) the
      -------------------
aggregate  Value  of  all of Borrower's Real Property (subject to the applicable
      --
maximum  investment  limitations  in  Section 6.04), plus (b) the amount of  any
                                      ------------
cash and cash equivalents, excluding tenant security and other restricted deposits of the Borrower, plus (c) investments in Unconsolidated Affiliates that are engaged primarily in the business of investment in and operation of Retail Property or Industrial Property, valued at an amount equal to the Value of each Unconsolidated Affiliate's Real Property multiplied by the Equity Percentage for that Unconsolidated Affiliate (subject to the maximum investment limitation contained in Section 6.04(c)), plus (d) investments in mortgages and notes
               ----------------
receivable permitted by Section 6.04(d) that are not then in default (calculated
                        ---------------
on the book value of the investment in accordance with GAAP) (subject to the maximum investment limitations in Section 6.04(d)). Total Asset Value for items
                                  ---------------
(a) through (d) above shall be calculated on a consolidated basis in accordance with GAAP.

          "Transactions"  means  the  execution, delivery and performance by the
           ------------
Credit Parties of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type",  when  used  in  reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

     "Unconsolidated  Affiliate"  means,  without duplication, (a) in respect of
      -------------------------
any Person, any other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, and (b) a Minority Subsidiary.

"Unencumbered  Interest  Coverage Ratio" means the ratio of (a) the Adjusted Net
 --------------------------------------
Operating Income for Real Property in the Pool for the immediately preceding four (4) calendar quarters, to (b) the Borrower's Interest Expense on all of the Borrower's Indebtedness other than Secured Debt for the period used to calculate Adjusted Net Operating Income.

     "Value"  means  the  sum  of  the  following:
      -----

(a) for Real Property that has reached the Stabilization Date and that Borrower or Subsidiary of Borrower has owned for all of the immediately preceding six (6) calendar months, the result of dividing (i) the aggregate Net Operating Income of the subject property based on the immediately preceding six (6) calendar months and multiplied by two (2), less the Capital Expenditure Reserve for such property, by (ii) nine and three-fourths percent (9.75%); plus

(b) for Real Property that is completed but has not reached the Stabilization Date or that has not been owned by Borrower or a Subsidiary of Borrower for all of the immediately preceding six (6) calendar months, the Historical Value of the subject property; plus

(c) for Real Property that is under construction or development, the Historical Value of the subject property; plus

(d) for Real Property that is undeveloped land, the Historical Value of the subject property calculated in accordance with GAAP.

          "Withdrawal  Liability"  means  liability to a Multiemployer Plan as a
           ---------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION  1.01.     Classification of Loans and Borrowings.  For purposes of this
                   ---------------------------------------
Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").
SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding mascu-line, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Without limiting the generality of the foregoing, if the Borrower changes its method of accounting to the full consolidation method of accounting for financial accounting purposes, in accordance with GAAP, the Borrower shall continue to calculate compliance with the financial covenants in this Agreement based on GAAP prior to the change, and shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered under this Agreement that show the differences between the financial statements delivered (which reflect such changes) and the basis for calculating financial covenant compliance (without reflecting such changes).
ARTICLE  II

The  Credits
SECTION  2.01.     Commitments.
                   ------------

     Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Pursuant to Chapter 346 ("Chapter 346") of the Texas Credit Code, Borrower, Administrative Agent and Lenders expressly agree that Chapter 346 shall not apply to the Notes or to any Loan evidenced by the Notes and that neither the Notes nor any such Loan shall be governed by or subject to the provisions of Chapter 346 in any manner whatsoever.
SECTION  2.02.     Loans and Borrowings.  (a)  Each Revolving Loan shall be made
                   ---------------------
as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b)     Subject  to  Section  2.13,  (i)  each Revolving Borrowing shall be
                          -------------
comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation
       --------
of the Borrower to repay such Loan in accord-ance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000, provided that an ABR Revolving Borrowing may be in an aggregate amount that is
--------
equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section
                                                                         -------
2.05(e).  Each  Competitive Borrowing shall be in an aggregate amount that is an
  -----
integral multiple of $1,000,000 and not less than $10,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that
                                                                   --------
there shall not at any time be more than a total of eight Eurodollar Borrowings (both Revolving and Competitive) outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION  2.03.     Requests  for  Revolving Borrowings.   To request a Revolving
                   ------------------------------------
Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Houston, Texas time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Houston, Texas time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Houston, Texas time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the
Administrative Agent of a written Borrowing Request in the form of Exhibit E attached hereto and hereby made a part hereof and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)     the  aggregate  amount  of  the  requested  Borrowing;
(ii)     the  date  of  such  Borrowing,  which  shall  be  a  Business  Day;
(iii)     whether  such  Borrowing  is  to  be  an ABR Borrowing or a Eurodollar
Borrowing;
(iv) in the case of a Eurodollar Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and
(v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
                                                                   ------------

If no election as to the Type of Revolving Borrowing is specified in the Borrowing Request, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.
SECTION  2.04.     Competitive  Bid Procedure.  (a)  Wherever and for so long as
                   ---------------------------
the Borrower's Index Debt Rating is in Category 5 (as referenced in the definition of Applicable Rate) or better, and subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans up to an aggregate principal amount outstanding at any one time equal to 50% of the aggregate Commitments; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Houston, Texas time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m.,
     Houston, Texas time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn by the Borrower or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in the form of Exhibit F attached hereto and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:
(i)     the  aggregate  amount  of  the  requested  Borrowing;
(ii)     the  date  of  such  Borrowing,  which  shall  be  a  Business  Day;
(iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;
(iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and
(v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
                                                                   ------------

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

     (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competi-tive Bid by a Lender must be in a form approved by the Administrative Agent and must be re-ceived by the Administrative Agent by telecopy, in the case of a Eurodollar Competi-tive Borrow-ing, not later than 10:00 a.m., Houston, Texas time, three Business Days before the proposed date of such Compet-itive Borrowing, and in the case of a Fixed Rate Borrow-ing, not later than 10:00 a.m., Houston, Texas time, on the proposed date of such Competi-tive Borrow-ing. Competi-tive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practi-cable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competi-tive Bor-row-ing re-quested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competi-tive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

     (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

     (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., Houston, Texas time, three Business Days before the date of the proposed Competitive Borrow-ing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., Houston, Texas time, on the proposed date of the Competi-tive Bor-rowing; provided that (i) the failure of the Borrower to
                                --------
give  such  notice  shall  be deemed to be a rejec-tion of each Competitive Bid,
(ii) the Borrower shall not accept a Competitive Bid made at a particu-lar Compet-itive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggre-gate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing speci-fied in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and
(v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Compet-itive Loan unless such Competi-tive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further
                                                                ----------------
that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

     (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

     (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the
Administrative  Agent  pursuant  to  paragraph  (b)  of  this  Section.
                                     --------------
SECTION  2.05.     Letters  of  Credit.  (a)  General.  Subject to the terms and
                   --------------------
conditions set forth herein, the Borrower may request the issuance of Letters of
     Credit for its own account (or for the account of any Subsidiary, and in such event the Borrower shall be obligated under this Agreement and under such Letter of Credit as if the Borrower were the named account party and such Letter of Credit shall create LC Exposure), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b)     Notice  of  Issuance,  Amendment,  Renewal,  Extension;  Certain
             ----------------------------------------------------------------
Conditions.  To  request  the  issuance of a Letter of Credit (or the amendment,
        ---
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $40,000,000, (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Commitments, (iii) no more than ten Letters of Credit shall be outstanding, and (iv) the face amount of the subject Letter of Credit shall not be less than $100,000.

     (c)     Expiration Date.  Each Letter of Credit shall expire not later than
             ----------------
the close of business on the date that is thirty (30) days prior to the Maturity Date.

     (d)     Participations.  By  the  issuance  of  a  Letter  of Credit (or an
             ---------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of
Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Letters of credit referred to on Schedule 2.05(d) have previously been issued by Chase under a
                  -----------------
previous loan agreement by and between Chase and other banks, as lenders, and Borrower. Without the necessity for any reissuance, such letters of credit shall be deemed issued under this Agreement as "Letters of Credit" by Chase as of the Effective Date hereof, and, with respect to such letters of credit, Chase shall have all the rights and obligations of the Issuing Bank under this Agreement.

     (e)     Reimbursement.  If  the Issuing Bank shall make any LC Disbursement
             --------------
in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Houston, Texas time, on the Business Day that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Houston, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Houston, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that
                                                                   --------
the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an
                              ------------
ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender
                          ------------
(and  Section  2.06 shall apply, mutatis mutandis, to the payment obligations of
      -------------              ------- --------
the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f)     Obligations  Absolute.  The  Borrower's  obligation to reimburse LC
             ---------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the
                --------
Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g)     Disbursement  Procedures.  The  Issuing  Bank  shall,  promptly
             -------------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or
                                            --------
delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

     (h)     Interim  Interest.  If  the  Issuing  Bank  shall  make  any  LC
             ------------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due
    ----
pursuant  to  paragraph  (e)  of this Section, then Section 2.12(e) shall apply.
              --------------                        ---------------
Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i)     Replacement  of the Issuing Bank.  The Issuing Bank may be replaced
             ---------------------------------
at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b).  From and after the effective date of any such replacement, (i)
   ------------
the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j)     Cash Collateralization.  If any Event of Default shall occur and be
             -----------------------
continuing, on the Business Day that the Borrower receives notice from the Administrative Agent demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative
Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued  and  unpaid  interest  thereon; provided that the obligation to deposit
                                         --------
such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described  in  clause  (g) or (h) of Article VII.  Such deposit shall be held by
               -----------    ---    -----------
the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
SECTION  2.06.     Funding of Borrowings.  (a)  Each Lender shall make each Loan
                   ----------------------
to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Houston, Texas and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the corresponding Loan made to the Borrower. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.
SECTION  2.07.     Interest  Elections.  (a)  Each Revolving Borrowing initially
                   --------------------
shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were
                                               ------------
requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest
Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of a Borrowing Request (with proper election made for an interest rate election only) and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
                                                   -------------
(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of seven days' duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurodollar Revolving Borrowing with an Interest Period of seven days' duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION  2.08.     Termination  and  Reduction  of  Commitments.
                   ---------------------------------------------
(a) Unless previously terminated by the Administrative Agent in accordance with this Agreement, the Commitments shall terminate on the Maturity Date.
(b) The Borrower may only reduce the Commitments without the prior written consent of the Administrative Agent and all of the Lenders in the following circumstances: the Borrower may from time to time prior to November 21, 2003 reduce the Commitments, provided that each reduction in the Commitments shall be in an amount that is an integral multiple of $5,000,000 and the total Commitments may not be reduced to less than $200,000,000. The Borrower shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the total Revolving
                                    ------------
Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments as reduced.
(c)     The  Borrower  shall  notify the Administrative Agent of any election to reduce  the  Commitments  under  Section 2.08(b) at least five (5) Business Days
                                 ---------------
prior to the effective date of such reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any reduction of the Commitments shall be permanent. Each reduction in the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.09.     Repayment of Loans; Evidence of Debt.  (a) The Borrower hereby
                  -------------------------------------
     unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan. The Loans shall be evidenced by the Notes. The Revolving Loans shall be evidenced by Revolving Notes executed by the Borrower, one to each Lender for such Lender's Commitment. The Competitive Loans shall be evidenced by Competitive Notes executed by the Borrower to each Lender, with each such Competitive Note being in the original principal sum of $175,000,000.00, which is the maximum principal amount of Competitive Loans that can be outstanding at any one time in the aggregate under this Agreement. Borrower's liability to each Lender under its Competitive Note shall not exceed the principal amount advanced by such Lender as a Competitive Loan.


     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d)     The  entries  made in the accounts maintained pursuant to paragraph
                                                                       ---------
(b)  or  (c)  of this Section shall be prima facie evidence of the existence and
 --      ---                           ----- -----
amounts  of  the  obligations recorded therein; provided that the failure of any
 -                                              --------
Lender  or  the  Administrative  Agent  to  maintain  such accounts or any error
 -
therein  shall  not in any manner affect the obligation of the Borrower to repay
 -
the  Loans  in  accordance  with  the  terms  of  this  Agreement.
SECTION  1.01.     Prepayment  of Loans.  (a)  The Borrower shall have the right
                   ---------------------
at any time and from time to time to prepay, without penalty, any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section, and subject to Section 2.15, if applicable; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

     (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 1:00 p.m., Houston, Texas time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:00 p.m., Houston, Texas time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be
                ------------
applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
                                                                   ------------

     (c) In connection with the prepayment of any Loan prior to the expiration of the Interest Period applicable thereto, the Borrower shall also pay any applicable expenses pursuant to Section 2.15.
                                              -------------

     (d) Amounts to be applied to the prepayment of Loans pursuant to any of the preceding subsections of this Section shall be applied, first, to reduce outstanding ABR Loans and next, to the extent of any remaining balance, to reduce outstanding Eurodollar Loans. Each such prepayment shall be applied to prepay ratably the Loans of the Lender.
SECTION  1.02.     Fees.  (a)  The  Borrower agrees to pay to the Administrative
                   ----
Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate provided for Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
(ii) to the Issuing Bank a fronting fee, in the amount of 0.125% of the face amount of each Letter of Credit, as well as the Issuing Bank's standard administrative fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the date
                        --------
on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Fronting fees shall be payable in full in advance on the date of the issuance, or renewal or extension of each Letter of Credit, and are not refundable. Chase shall not charge a fronting fee for Letters of Credit issued under this Agreement to replace or extend the letters of credit listed on Schedule 2.05(d). Any other
                                                    ----------------
fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing
Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

     (e) In the event that the Maturity Date is extended in accordance with the terms of Section 2.19, the Borrower agrees to pay to the Administrative
                -------------
Agent for the account of each Lender an extension fee equal to 0.15% of the aggregate Revolving Credit Exposure on the first effective day of the extension.
SECTION  1.03.     Interest.  (a)  The Loans comprising each ABR Borrowing shall
                   ---------
bear interest at the lesser of (x) the Alternate Base Rate plus the Applicable Rate, or (y) the Maximum Rate.

     (b)     The  Loans comprising each Eurodollar Borrowing shall bear interest
(i) in the case of a Eurodollar Revolving Loan, at the lesser of (x) the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (y) the Maximum Rate, or (ii) in the case of a Eurodollar Competitive Loan, at the lesser of (x) the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan, or (y) the Maximum Rate.

     (c) Each Fixed Rate Loan shall bear interest at the lesser of (i) the Fixed Rate applicable to such Loan or (ii) the Maximum Rate.

     (d) Notwithstanding the foregoing, (A) if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the lesser of (x) 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate, or (ii) in the case of any other amount, the lesser of (x) 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, or (y) the Maximum Rate; and
                     -------------
(B) after the occurrence of any Event of Default, at the option of the Administrative Agent, or if the Administrative Agent is directed in writing by the Required Lenders to do so, the Loan shall bear interest at a rate per annum equal to the lesser of (x) 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate.

     (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to
                                  --------
paragraph  (d)  of this Section shall be payable on demand, (ii) in the event of
 -------------
any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION  1.04.     Alternate  Rate of Interest.  If prior to the commencement of
                   ----------------------------
any  Interest  Period  for  a  Eurodollar  Borrowing:
(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such
Loan) that (i) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period and (ii) such fact is generally applicable to its loans of this type to similar borrowers, as evidenced by a certification from such Lenders;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving
Borrowing,  such  Borrowing  shall  be  made  as  an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice
              --------
do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and
(B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
SECTION  1.05.     Increased  Costs.  (a)  If  any  Change  in  Law  shall:
                   -----------------
(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the  Adjusted  LIBO  Rate)  or  the  Issuing  Bank;  or
(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition (other than one relating to Excluded Taxes) affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or main-taining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receiv-able by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.
(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of
                                                         -------------    ---
this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that
                                                                   --------
the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 60 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving
                              -------- -------
rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any
Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.
SECTION  1.06.     Break  Funding  Payments.  In the event of (a) the payment of
                   -------------------------
any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b)), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certifi-cate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 1.07. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
SECTION  1.08.     Payments  Generally; Pro Rata Treatment; Sharing of Set-offs.
                   -------------------------------------------------------------
(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, Houston, Texas time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 712 Main Street, Houston, Texas, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. If the Administrative Agent receives a payment for the account of a Lender prior to 12:00 noon, Houston, Texas time, such payment must be delivered to the Lender on the same day and if it is not so delivered due to the fault of the Administrative Agent, the Administrative Agent shall pay to the Lender entitled to the payment interest thereon for each day after payment should have been received by the Lender pursuant hereto until the Lender receives payment, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c)     If  any  Lender  shall,  by  exercising  any  right  of  set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any
                                                        --------
such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative
Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.17(d), then the
                  ----------------      ---   -------      -------
Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION  1.09.     Mitigation  Obligations;  Replacement  of  Lenders.
                   ---------------------------------------------------

(a) Each Lender and the Issuing Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Person to compensation pursuant to Sections 2.12 and 2.14 as promptly as practicable after
                         -------------     ----
it obtains knowledge thereof and determines to request such compensation, provided that such Person shall not be liable for the failure to provide such notice. If any Lender or the Issuing Bank requests compensation under Section
                                                                         -------
2.12,  or  if  the Borrower is required to pay any additional amount to any such
 ---
Person  or  any Governmental Authority for the account of any Lender pursuant to
 -
Section  2.14, then such Lender or the Issuing bank shall use reasonable efforts
 ------------
to avoid or minimize the amounts payable, including, without limitation, the designation of a different lending office for funding or booking its Loans and Letters of Credit hereunder or the assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the
                                                    --------------------
case may be, in the future and (ii) would not subject such Lender or the Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Issuing Bank. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender or the Issuing Bank in connection with any such designation or assignment.

     (b)     If  any  Lender requests compensation under Section 2.12, or if the
                                                         ------------
Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14,
                                                                   ------------
or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse  (in  accordance  with  and  subject  to  the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to
      ------
an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower
                                                  --------
shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made
                                 -------------
pursuant  to  Section  2.14,  such assignment will result in a reduction in such
              -------------
compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION  1.10.     Extension.
                   ---------
(a) Subject to the provisions of this Section, the Borrower may extend the Maturity Date of the Revolving Loans one (1) time for one (1) year by giving written request therefor (the "Extension Request") to the Administrative Agent
                                 -----------------
of the Borrower's desire to extend such term, at least ninety (90) days prior to the  Maturity  Date.
(b) If the Maturity Date is extended, all of the other terms and conditions of this Agreement and the other Loan Documents (including interest payment dates) shall remain in full force and effect and unmodified, except as expressly provided for herein. The extension of the Maturity Date is subject to the satisfaction  of  each  of  the  following  additional  conditions:
(i) The representations and warranties of each Credit Party set forth in this Agreement or any other Loan Document to which such Credit Party is a signatory shall be true and correct in all material respects on the date that the Extension Request is given to the Administrative Agent and on the first day of the extension (except to the extent such representations and warranties relate to a specified date);
(ii) no Default or Event of Default has occurred and is continuing on the date on which the Borrower gives the Administrative Agent the Extension Request or on the first day of the extension;
(iii) the Borrower shall be in compliance with all of the financial covenants set forth in Article VI hereof both on the date on which the Extension
                       ----------
Request is given to the Administrative Agent and on the first day of the extension;
(iv) the Borrower shall have paid to the Administrative Agent all amounts then due and payable to any of the Lenders, the Issuing Bank and the
Administrative Agent under the Loan Documents, including the extension fee described in Section 2.11(e) hereof;
               ----------------
(v) the Borrower shall pay for any and all reasonable out-of-pocket costs and expenses, including, reasonable attorneys' fees and disbursements, incurred by the Administrative Agent in connection with or arising out of the extension of the Maturity Date;
(vi) no change in the business, assets, management, operations or financial condition of any Credit Party shall have occurred since the most recent funding of any Loan, which change, in the judgment of the Administrative Agent, will have or is reasonably likely to have a Material Adverse Effect;
(vii) the Borrower shall execute and deliver to Administrative Agent such other documents, financial statements, instruments, certificates, opinions of counsel, reports, or amendments to the Loan Documents as the Administrative Agent shall reasonably request regarding the Credit Parties as shall be necessary to effect such extension; and
(viii) a written agreement evidencing the extension is signed by the Administrative Agent, the Lenders, the Credit Parties and any other Person to be charged with compliance therewith, which agreement such parties agree to execute if the extension conditions set forth above have been satisfied.
ARTICLE  II

Representations  and  Warranties

     The Borrower represents and warrants to the Lenders, the Administrative Agent and the Issuing Bank that:
SECTION  2.01.     Organization;  Powers.  Each  Credit Party is duly organized,
                   ----------------------
validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every juris-diction  where  such  qualification  is  required.
SECTION 2.02. Authorization; Enforceability. The Transactions are within the corporate, partnership or limited liability company powers (as applicable) of the respective Credit Parties and have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement and the Loan Documents have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 2.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any of the Borrower's Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any of the Borrower's Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of the Borrower's Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any of the Borrower's Subsidiaries.
SECTION 2.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders financial statements (i) as of and for the fiscal year ended December 31, 1999, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2000, certified by its chief financial officer. Such financial state-ments present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii)  above.

     (b) Since June 30, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.
SECTION  2.05.     Properties.  (a)  Subject to Liens permitted by Section 6.02,
                   -----------
each of the Borrower and its Subsidiaries has title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the Borrower's business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) All components of all improvements included within the Real Property owned or leased, as lessee, by any Credit Party, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property owned or leased by any Credit Party are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated, and no Credit Party has any knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof, subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect. No improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property owned or leased by the Borrower or its Subsidiaries, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.

     (d) All franchises, licenses, authorizations, rights of use, governmental approvals and permits (including all certificates of occupancy and building permits) required to have been issued by Governmental Authority to enable all Real Property owned or leased by Borrower or any of its Subsidiaries to be operated as then being operated have been lawfully issued and are in full force and effect, other than those which the failure to obtain in the aggregate could not be reasonably expected to have a Material Adverse Effect. No Credit Party is in violation of the terms or conditions of any such franchises, licenses, authorizations, rights of use, governmental approvals and permits, which violation would reasonably be expected to have a Material Adverse Effect.

     (e) None of the Credit Parties has received any notice or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased Real Property or of any sale or other disposition of any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

     (f) Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) no portion of any Real Property owned or leased by Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and (ii) no portion  of  any  Real  Property  owned  or  leased  by  Borrower  or any of its
Subsidiaries is located in a special flood hazard area as designated by any federal Government Authorities or any area identified by the insurance industry or other experts acceptable to the Administrative Agent as an area that is a high probable earthquake or seismic area, except as set forth on Schedule
                                                                        --------
3.05(f).
      -
SECTION 2.06.     Intellectual Property.  To the knowledge of each Credit Party,
                  ---------------------
     such Credit Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of each Credit Party, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Credit Party with respect to the operation of any Real Property, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Credit Party, is pending or threatened, the outcome of which could reasonably be expected to have a Material Adverse Effect.
SECTION 2.07. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental
Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Credit Party or any of the Borrower's Subsidiaries (i) as to which there is a reasonable possi-bility of an adverse determination and that, if adversely deter-mined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect :

(i) to the knowledge of the Credit Parties, all Real Property leased or owned by Borrower or any of its Subsidiaries is free from contamination by any Hazardous Material, except to the extent such contamination could not reasonably be expected to cause a Material Adverse Effect;

(ii) to the knowledge of the Credit Parties, the operations of Borrower and its Subsidiaries, and the operations at the Real Property leased or owned by Borrower or any of its Subsidiaries are in compliance with all applicable Environmental Laws, except to the extent such noncompliance could not reasonably be expected to cause a Material Adverse Effect;

(iii) neither the Borrower nor any of its Subsidiaries have known liabilities with respect to Hazardous Materials and, to the knowledge of each Credit Party, no facts or circumstances exist which could reasonably be expected to give rise to liabilities with respect to Hazardous Materials, in either case, except to the extent such liabilities could not reasonably be expected to have a Material Adverse Effect;

(iv) neither the Real Property currently leased or owned by Borrower nor any of its Subsidiaries, nor, to the knowledge of any Credit Party, (x) any predecessor of any Credit Party, nor (y) any of Credit Parties' Real Property owned or leased in the past, nor (z) any owner of Real Property leased or operated by Borrower or any of its Subsidiaries, are subject to any outstanding written order or contract, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation of which a Credit Party has been given notice respecting (A) Environmental Laws, (B) Remedial Action, or (C) the Release or threatened Release of any Hazardous Material, in each case, except to the extent such written order, contract or investigation could not reasonably be expected to have a Material Adverse Effect;

(v) none of the Credit Parties are subject to any pending legal proceeding alleging the violation of any Environmental Law nor, to the knowledge of each Credit Party, are any such proceedings threatened, in either case, except to the extent any such proceedings could not reasonably be expected to have a Material Adverse Effect;

(vi) neither the Borrower nor any of its Subsidiaries nor, to the knowledge of each Credit Party, any predecessor of any Credit Party, nor to the knowledge of each Credit Party, any owner of Real Property leased by Borrower or any of its Subsidiaries, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment, in each case, except to the extent such Release of Hazardous Material could not reasonably be expected to have a Material Adverse Effect;

(vii) none of the operations of the Borrower or any of its Subsidiaries or, to the knowledge of each Credit Party, of any owner of premises currently leased by Borrower or any of its Subsidiaries or of any tenant of premises currently leased from Borrower or any of its Subsidiaries, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent, in violation of Environmental Laws, except to the extent the same could not readily be expected to have a Material Adverse Effect; and

(viii) to the knowledge of the Credit Parties, there is not now, nor has there been in the past (except, in all cases, to the extent the existence thereof could not reasonably be expected to have a Material Adverse Effect), on, in or under any Real Property leased or owned by Borrower or any of its Subsidiaries, or any of their predecessors (A) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water); (B) any friable asbestos-containing materials; (C) any polychlorinated biphenyls; or (D) any radioactive substances other than naturally occurring radioactive material.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION  2.08.     Compliance  with  Laws  and  Agreements.  Each  of the Credit
                   ----------------------------------------
Parties is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 2.09. Investment and Holding Company Status. Neither any of the Credit Parties nor any of the Borrower's Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regula-tion under, the Public Utility Holding Company Act of 1935.
SECTION 2.10. Taxes. Each Credit Party and each of the Borrower's Subsidiaries that Borrower Controls has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 2.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.
SECTION 2.12. Disclosure. The Borrower has disclosed or made available to the Lenders all agreements, instruments and corporate or other restrictions to which it, any other Credit Party, or any of its Subsidiaries is subject, and all other matters known to it, that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Confidential Information
Memorandum dated October 2000 prepared by the Administrative Agent in conjunction with the Borrower, nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
SECTION 2.13. Insurance. Borrower has provided to Administrative Agent an insurance schedule which accurately sets forth, in all material respects, as of the Effective Date all insurance policies and programs currently in effect with respect to the assets and business of Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof and (v) the expiration date thereof. Such insurance policies and programs (or such other similar policies as are permitted pursuant to Section 5.06) are currently in full force and effect, and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective assets of the Borrower and its Subsidiaries.
SECTION 2.14. Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan or Letter of Credit will be used to purchase or carry any margin stock.
SECTION 2.15. Subsidiaries. As of the Effective Date, the Borrower has only the Subsidiaries listed on Schedule 3.15 attached hereto. Each of the Borrower's Subsidiaries that is a corporation other than Weingarten Investments Inc. is a "qualified REIT subsidiary" under Section 856 of the Code.
ARTICLE  III

Conditions
SECTION  3.01.     Effective Date.  The obligations of the Lenders to make Loans
                   ---------------
and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a) The Administrative Agent (or its counsel) shall have received from each Credit Party either (i) a counterpart of this Agreement and all other Loan Documents to which it is party signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of each such Loan Document other than the Notes) that such party has signed a counterpart of the Loan Documents, together with copies of all Loan Documents.
(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective
Date) of Dow, Cogburn & Friedman, P.C., counsel for the Borrower, covering such matters relating to the Credit Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d) The Administrative Agent shall have received a Compliance Certificate, dated the date of this Agreement and signed by a Financial Officer of the Borrower, in form and substance satisfactory to the Administrative Agent.
(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION  3.02.     Each  Credit  Event.  The obligation of each Lender to make a
                   --------------------
Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a) The representations and warranties of each Credit Party set forth in this Agreement or in any other Loan Document shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.
(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
(c) With respect to (i) any requested Borrowings, the Borrower shall have complied with Section 2.03 or Section 2.04, as applicable, and (ii) the request
               ------------    ------------
for the issuance, amendment, renewal or extension of any Letters of Credit, the Borrower shall have complied with Section 2.05(b).
                                       ----------------

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.
ARTICLE  IV

Affirmative  Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION  4.01.     Financial  Statements;  Ratings Change and Other Information.
                   -------------------------------------------------------------
The  Borrower  will  furnish  to  the  Administrative  Agent  and  each  Lender:
(a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Finan-cial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consis-tently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (the "Compliance Certificate") in the form of Exhibit B attached hereto;
        ----------------                       ----------
(d) promptly after the same become publicly available for Forms 10-K and 10-Q described below, and upon written request for items other than Forms 10-K and 10-Q described below, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission (including registration statements and reports on Form 10-K, 10-Q and 8-K (or their equivalents)), or any Govern-mental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its share-holders  generally,  as  the  case  may  be;
(e)     promptly  after  Moody's  or  S&P  shall  have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;
(f)     concurrently  with any delivery of financial statements under clause (a)
                                                                      ----------
above (or earlier if prepared and completed earlier by the Borrower) a current capital plan of the Borrower and its Subsidiaries (based on the Borrower's good faith estimates and projections) for the next four (4) calendar quarters including projected sources and uses of funds (including dividend and debt payments); and
(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidi-ary of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.
SECTION  4.02.     Financial  Tests.  The Borrower shall have and maintain, on a
                   ----------------
consolidated  basis  in  accordance  with  GAAP:
(a) a Secured Debt to Total Asset Value Ratio no greater than thirty-five percent (35%) at all times;
(b)     an  Interest  Coverage  Ratio  of  not less than 2.25:1.00 at all times;
(c)     a  Fixed  Charge Coverage Ratio of not less than 1.75:1.00 at all times;
(d) a Net Worth of at least Nine Hundred Fifty Million Dollars ($950,000,000), plus fifty percent (50%) of the net proceeds (gross proceeds less reasonable and customary costs of sale and issuance paid to Persons not Affiliates of any Credit Party) received by the Borrower at any time from the issuance of capital stock of the Borrower after the date of this Agreement, at all times;
(e) an Unencumbered Interest Coverage Ratio of not less than 2.25:1.00 at all times; and
(f) a Debt to Total Asset Value Ratio no greater than fifty-five percent (55%) at all times.
SECTION  4.03.     Notices of Material Events.  The Borrower will furnish to the
                   ---------------------------
Administrative Agent and each Lender written notice of the following promptly after it becomes aware of same:
(a)     the  occurrence  of  any  Default;
(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and
(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION  4.04.     Existence;  Conduct of Business.  The Borrower will, and will
                   --------------------------------
cause each of its Subsidiaries that it Controls to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section
6.03. The Borrower will maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange.
SECTION 4.05. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries that it Controls to, pay its obliga-tions, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropri-ate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.06. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries that it Controls to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are set forth in the schedule provided pursuant to Section 3.13, or as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION  4.07.     Books  and  Records;  Inspection  Rights.
(a) The Borrower will, and will cause each of its Subsidiaries that it Controls to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.
(b) The Borrower will, and will cause each of its Subsidiaries that it Controls to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and subject to rights of tenants, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
SECTION  4.08.     Compliance with Laws.  The Borrower will, and will cause each
                   --------------------
of its Subsidiaries that it Controls to, comply with all laws, rules, regulations and orders of any Governmental Authority (a) applicable to it or its property,  except  where  the  failure  to  do  so,  individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b) required to maintain, and will at all times qualify as and maintain, its status as a real estate investment trust under Section 856(c)(1) of the Code.
SECTION 4.09. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used for general corporate purposes including acquisition, development and enhancement of Real Property. No part of the proceeds of any Loan will be used, whether directly or indirectly, for financing, funding or completing the hostile acquisition of publicly traded Persons or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.
SECTION 4.10. Fiscal Year. Borrower shall maintain as its fiscal year the twelve (12)-month period ending on December 31 of each year.
SECTION  4.11.     Environmental  Matters.
(a) Borrower shall comply and shall cause each of its Subsidiaries that it Controls and each Real Property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.
(b) If the Administrative Agent or the Required Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law related to any Real Property owned or leased by Borrower or any of its Subsidiaries that it Controls, or Real Property adjacent to such Real Property, which could reasonably be expected to have a Material Adverse Effect , then Borrower agrees, upon request from the Administrative Agent, to provide the Administrative Agent, at the Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or the Required Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and the Required Lenders that any Credit Party or Real Property owned or leased by them is in material compliance with all applicable Environmental Laws.
(c) Borrower shall, and shall cause each of its Subsidiaries that it Controls to, take such Remedial Action or other action as required by Environmental Law or any Governmental Authority
SECTION 4.12.     Property Pool.  A.  The Borrower will at all times own (in fee
                  --------------
     simple title, through an Eligible Ground Lease, or (subject to Subsection C below) in a Subsidiary of Borrower) a pool (the "Pool") of Real Property assets that are not subject to a Lien in any manner, other than Permitted Encumbrances, with an aggregate Value equal to at least one hundred eighty-five percent (185%) of the Borrower's Indebtedness other than Secured Debt outstanding from time to time, with the following characteristics:
(a) assets in the Pool shall be completed income producing Retail Property or Industrial Property with parking consistent with market conditions that will accommodate full occupancy of the building; provided, however, that the River Pointe Apartment project in Conroe, Texas may be included in the Pool if it satisfies the other requirements of this section, and its Value shall be determined using a Capital Expenditure Reserve of $200.00 per apartment unit;
(b) each individual property must have signed leases with bonafide tenants not Affiliates of the Borrower or any of its Subsidiaries covering at least eighty percent (80%) of the net rentable space in such property, as of the date of determination of the Value of the Pool;
(c)     (i)  except for the property listed on Schedule 5.12(c) attached hereto,
                                               ----------------
the Borrower must have received Phase I environmental reports from third party independent consultants for each property in, or to be added to, the Pool that do not disclose any adverse material environmental conditions, and (ii) the Borrower must be able to make the representations and warranties in Section 3.05
                                                                    ------------
as  to  each  property  in,  or  to  be  added  to,  the  Pool;
(d) the property is not subject to or affected by any limiting agreement described in Section 6.08(a); and
               ----------------
(e) the Occupancy Level of the Pool in the aggregate must be at least eighty-five percent (85%) as of the date of determination of the Value of the Pool.

As  of  the  Effective  Date  the  Real Property assets included in the Pool are listed  on  Schedule  5.12.A  attached  hereto.
            ----------------

If requested by the Administrative Agent, the Borrower will provide to the Administrative Agent written assessments from third party independent environmental consultants for all Pool properties acquired after the date of this Agreement. If the Administrative Agent determines that there are material environmental conditions existing on or risks to such properties, the properties will be excluded from the Pool.

     B.     Notwithstanding the foregoing, at all times the maximum value of the
            -----------------------------
Pool that consists of Eligible Ground Leases is ten percent (10%) of the value of the Pool.

     C. Real Property to be included in the Pool may be owned by a Subsidiary of the Borrower if:

          (a) it is owned by either (i) a wholly owned Subsidiary of the Borrower, or (ii) if not a wholly owned Subsidiary then (1) the value of the Real Property owned by such Subsidiary ("Partial Subsidiary Real Property") to be used in the calculation of the Value of the Pool shall be as provided in the definition of Value multiplied by the Equity Percentage of the Subsidiary owned by the Borrower, (2) the maximum value of the Pool that consists of Partial Subsidiary Real Property cannot be greater than ten percent (10%) of the value of the Pool, and (3) the Borrower must own at least 66-2/3% of the indicia of ownership of such Subsidiary and control all major decisions of such Subsidiary; and

          (b) the Subsidiary owning the Real Property executes a guaranty and delivers to the Administrative Agent such Subsidiary's organizational documents and current certificates of existence and good standing for the state in which it is organized.

     D. If the Borrower requests inclusion of assets in the Pool that do not meet the requirements of this Section, then such assets may only be included in the Pool upon the prior written approval of the Required Lenders; provided, however that the requirements of Section 5.12.C(b) may not be waived without the
                                 -----------------
prior  written  approval  of  all  of  the  Lenders.
SECTION  4.13.     Guaranties.  In  addition  to  any  Guaranty  required  to be
                   -----------
executed pursuant to Section 5.12, each wholly owned Subsidiary of Borrower now or hereafter in existence that (a) is not a special purpose entity, or formed solely to own an interest in a special purpose entity, formed to own a single asset or group of assets in a bankruptcy remote manner, and (b) owns material unencumbered assets (as determined by the Administrative Agent), must execute and deliver to the Administrative Agent a Guaranty (within forty-five (45) days after the calendar quarter when the Subsidiary was formed or otherwise acquired for Subsidiaries formed or otherwise acquired after the Effective Date). Each Guaranty executed pursuant to Section 5.12 must remain in full force and effect so long as the related Real Property is included in the calculation of Value of the Pool. Notwithstanding the foregoing SPM/WRI Overland Park, L.P. will not be a Guarantor unless it is still a wholly owned Subsidiary of Borrower one hundred twenty (120) days after the date of this Agreement. If SPM/WRI Overland Park, L.P. is required to become a Guarantor it will then comply with the terms of this Agreement to become a Guarantor within one hundred thirty (130) days after the date of this Agreement.
SECTION 4.14. Further Assurances.At any time upon the request of the Administrative Agent, Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and perform such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement.

ARTICLE  I

Negative  Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION  1.01.     Indebtedness.  The Borrower will not, and will not permit any
                   -------------
Subsidiary to, create, incur, assume or permit to exist any Secured Debt, not including (a) Non-recourse Debt and (b) liabilities customarily excepted from nonrecourse mortgage financing, including, without limitation, fraud, criminal activity, misapplication of funds, ad valorem taxes and environmental matters, exceeding $125,000,000 at any time outstanding.
SECTION 1.02. Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)     Permitted  Encumbrances;
(b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i)
                                                -------------  --------
such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations (whether present or future) set forth in the governing loan documents, as of the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and
(c)     any  Lien  securing  Indebtedness  permitted  under  Section  6.01.
                                                             --------------
SECTION  1.03.     Fundamental Changes.  (a) The Borrower will not, and will not
                   -------------------
permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries when taken as a whole, or all or substantially all of the stock of its Subsidiaries when taken as a whole (in each case, whether now owned or here-after acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into, or consolidate with, the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person not a Credit Party may merge into, or consolidate with, any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary not a Credit Party may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary not a Credit Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders,
(v) any Subsidiary which is a Credit Party may merge into (or consolidate with) or liquidate or dissolve into, any other Subsidiary which is a Credit Party, and
(vi) any Subsidiary which is a Credit Party may sell, transfer, lease or otherwise dispose of its assets to Borrower or to any other Subsidiary which is a Credit Party; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
SECTION  1.04.     Investments,  Loans, Advances and Acquisitions.  The Borrower
                   -----------------------------------------------
will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, not including receivables, deposits or prepaid items, except:
(a)     Permitted  Investments;
(b)     investments  in  the  capital  stock of new or existing Subsidiaries and intercompany  loans  between  or  among  the  Borrower  and/or its Subsidiaries;
(c) investments in Unconsolidated Affiliates (valued at an amount equal to the Value of each Unconsolidated Affiliate's Real Property multiplied by the Equity Percentage for that Unconsolidated Affiliate), and in other real estate investment trusts (at market value) so long as the aggregate amount of such investments described in this clause (c) does not exceed ten percent (10%) of
                                 ----------
the Total Asset Value after giving effect to such investments; provided, however
                                                               --------  -------
that  the  investments  listed  on  Schedule  6.04  attached hereto shall not be
                                    --------------
included  for  the  purposes  of  the  ten  percent  limitation;
(d) loans, advances, and extensions of credit to Persons secured by valid and enforceable first priority liens on real estate so long as (i) the aggregate amount of such investments does not exceed ten percent (10%) of Total Asset Value, and (ii) the aggregate amount of such investments in Persons in which the Borrower or its Subsidiaries do not have an ownership interest does not exceed five percent (5%) of Total Asset Value, in each case after giving effect to such investments;
(e) undeveloped land, so long as the aggregate Historical Value of such land does not exceed ten percent (10%) of Total Asset Value, after giving effect to such investments;
(f)     Retail  Property;
(g) Real Property that is being constructed or developed to be Retail Property or Industrial Property, but is not yet completed (including such assets that such Person has contracted to purchase for development with no option to terminate the purchase agreement), so long as the aggregate Historical Value thereof does not exceed twenty percent (20%) of the Total Asset Value after giving effect to such investments;
(h) Real Property not constituting Retail Property or undeveloped land so long as the aggregate amount of such investments does not exceed twenty-five percent (25%) of Total Asset Value after giving effect to such investments;
(i) capital stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any
Subsidiary, so long as the aggregate market value thereof does not exceed five percent (5%) of Total Asset Value after giving effect to such investments; and
(j)     mergers,  consolidations  and other transactions permitted under Section
                                                                         -------
6.03,  so  long  as  same  do  not  cause the Borrower to be in violation of any
 ---
provision  of  this  Section  6.04.
 ---

In  addition  to the foregoing, the aggregate value of the investments described
------------------------------
in clauses (c), (d), (e), (g) and (i) above shall not exceed forty percent (40%)
-  ---------------------  ---     ---
of Total Asset Value after giving effect to such investments. The loans and investments described above may be purchased or acquired, directly or indirectly, through partnerships, joint ventures, or otherwise. The calculations in this Section will be made without duplication if a loan or investment is within more than one category described in this Section.
SECTION  1.05.     Hedging  Agreements.  The  Borrower  will  not,  and will not
                   --------------------
permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of  its  business  or  the  management  of  its  liabilities.
SECTION 1.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, during any calendar quarter, any Restricted Payment, except (a) Restricted Payments which, when added to all Restricted Payments made during the three immediately preceding calendar quarters, do not exceed ninety-five percent (95%) of the sum of Funds From Operations plus capital gains recognized during such calendar quarter and the immediately preceding three calendar quarters, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, and (c) the Borrower may make Restricted
Payments  required  to  comply  with  Section  5.08(b).
SECTION 1.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
Section  6.06.
SECTION 1.08. Restrictive Agreements. The Borrower will not, and will not permit any Guarantor to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (including the organizational documents of such Person) that prohibits or restricts (a) the ability of the Borrower or any Guarantor to create, incur or permit to exist any Lien upon, or sell, transfer or otherwise convey all or any part of, any of its property or assets, or (b) the ability of any Guarantor to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof, which are to the best of Borrower's knowledge, identified on
Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale or other disposition of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof, and
(vi) clause (a) of the foregoing shall not apply to customary provisions in joint venture and partnership agreements with Persons other than Borrower or its Affiliates restricting Liens on property owned thereby or on venture or partnership interests.
ARTICLE  II

Events  of  Default

     If  any  of  the  following  events  ("Events  of  Default")  shall  occur:
                                            -------------------
(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for  prepay-ment  thereof  or  otherwise;
(b) any Credit Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this
                                                              ----------
Article) payable under any Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of over three Business Days;
(c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article V or VI other than Sections 5.05, 5.06, 5.07(a),
                        ---------------            -------------  ----  -------
5.08,  and  5.11;
----        ----
(e) any Credit Party shall fail to observe or perform any covenant, condition or agree-ment contained in any Loan Document (other than those specified  in  clause  (a),  (b) or (d) of this Article), and such failure shall
               -----------------    ---
continue unremedied for a period of over 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that
 -------              -----------
becomes  due  as  a  result of the voluntary sale or transfer of the property or
 ----
assets  securing  such  Indebtedness;
 --
(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any other Subsidiary, other than a Minority Subsidiary, of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any other Subsidiary, other than a Minority Subsidiary, of the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)     any  Credit  Party  or  any  other  Subsidiary,  other  than  a Minority
Subsidiary, of the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar offi-cial for such Person or for a substan-tial part of its assets, (iv) file an answer admit-ting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the fore-going;
(i) any Credit Party or any other Subsidiary, other than a Minority Subsidiary, of the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(j) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Credit Party, any other Subsidiary, other than a Minority Subsidiary, of the Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment;
(k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $10,000,000 for all periods; or
(l)     a  Change  in  Control  shall  occur;

then,  and  in  every such event (other than an event described in clause (g) or
                                                                   ----------
(h)  of this Article), and at any time thereafter during the continuance of such
  -
event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take some or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then out-standing to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise any other rights or remedies provided under this Agreement (including Section 2.05(j)) or
                                                             ---------------
any other Loan Document, or any other right or remedy available by law or equity; and in case of any event described in clause (g) or (h) of this Article,
                                              ----------    ---
the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without present-ment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
ARTICLE  III

The  Administrative  Agent

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affili-ates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the
              -------------
Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request  of  the  Required  Lenders  (or  such other number or percentage of the
Lenders  as  shall  be  necessary under the circumstances as provided in Section
                                                                         -------
9.02)  or in the absence of its own gross negligence or willful misconduct.  The
   -
Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm
                           ----------
receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the approval of Borrower (provided no Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in Houston, Texas, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section  9.03  shall  continue  in  effect  for  the  benefit  of  such retiring
-------------
Administrative  Agent,  its  sub-agents  and their respective Related Parties in
---------
respect  of any actions taken or omitted to be taken by any of them while it was
---
acting  as  Administrative  Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and informa-tion as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
ARTICLE  IV

Miscellaneous
SECTION  4.01.     Notices.  Except  in  the  case  of  notices  and  other
                   --------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a) if to the Borrower, to it at 2600 Citadel Plaza Drive, P. O. Box 924111, Houston, Texas 77292, Attention: Steve Richter (Telecopy No. 713/868-6981); with a copy to Weingarten Realty Investors, 2600 Citadel Plaza Drive, P. O. Box 924111, Houston, Texas 77292, Attention: Linda Kubena (Telecopy
     No. 713/868-6981); with a copy to Dow, Cogburn & Friedman, P.C., 9 Greenway Plaza, Suite 2300, Houston, Texas 77046, Attention: Melvin A. Dow (Telecopy No. 713/940-6099);
(b) if to the Administrative Agent, to The Chase Manhattan Bank, 712 Main Street, Houston, Texas 77002, Attention: Manager, Real Estate Group (Telephone No. 713/216-1511 (Susan Tate) and Telecopy No. (713) 216-7713), with a copy to The Chase Manhattan Bank, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Agency Services (Paul Anemone) (Telephone No.
212/552-7307  and  Telecopy  No.  212/552-2261);
(c) if to the Issuing Bank, to it at The Chase Manhattan Bank, 712 Main Street, Houston, Texas 77002, Attention: Manager, Real Estate Group (Telephone No. 713/216-1511 (Susan Tate) and Telecopy No. 713/216-7713); and
(d) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages of this Agreement, or as provided to Borrower in writing by the Administrative Agent or the Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received (or if such day is not a Business Day, on the next Business Day); (ii) if given by mail (return receipt requested), on the earlier of receipt or three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid; or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the
                                             --------
Administrative  Agent  under  Article  II shall not be effective until received.
                              -----------
SECTION  4.02.     Waivers;  Amendments.  (a)  No  failure  or  delay  by  the
                   ---------------------
Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agree-ment or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effec-tive only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no
                                                                --------
such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner
                                              ---------------    ---
that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) except for a release by the Administrative Agent of a Guarantor whose Guaranty is no longer required pursuant to Section 5.12 or 5.13, release any Credit Party from its obligations
            ------------    ----
under the Loan Documents, without the written consent of each Lender, or (vii) increase the maximum percentage in Section 5.02(f) above fifty-five percent
                                        ---------------
(55%), without the written consent of each Lender; provided further that no such
                                                   ----------------
agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.
SECTION  4.03.     Expenses;  Indemnity; Damage Waiver.  (a)  The Borrower shall
                   ------------------------------------
pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provi-sions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each
                                         ----------
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such
                                                              --------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee. THE FOREGOING INDEMNITY INDEMNIFIES EACH INDEMNITEE FROM ITS OWN NEGLIGENCE.

     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph
                                                                       ---------
(a)  or  (b)  of  this  Section,  each  Lender  severally  agrees  to pay to the
  -      ---
Administrative  Agent  or  the  Issuing  Bank, as the case may be, such Lender's
  -    --
Applicable  Percentage  (determined  as  of  the  time  that  the  applicable
  -
unreimbursed  expense  or  indemnity  payment  is sought) of such unpaid amount;
  -
provided  that  the  unreimbursed  expense  or  indemnified loss, claim, damage,
  -
liability  or  related  expense, as the case may be, was incurred by or asserted
  -
against  the  Administrative  Agent or the Issuing Bank in its capacity as such.

     (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable not later than ten days after written demand therefor.
SECTION 4.04.     Successors and Assigns.  (a)  The provisions of this Agreement
                  -----------------------
     shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
                                                                  --------
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, each of the Borrower (so long as no Default has occurred and is continuing) and the Administrative Agent (and, in the case of an assignment of all or a portion of any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent  to  such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or to an Approved Fund with respect to a Lender, or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower (so long as no Default has occurred and is continuing) and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall
                                                              ------------
not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the
                               -------------
effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Accep-tance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obliga-tions under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any
                                       -------------  ----  ----     ----
assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
                                   --------------

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Houston, Texas a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of
                                                                -------------
this  Section  and  any written consent to such assignment required by paragraph
                                                                       ---------
(b)  of  this Section, the Administrative Agent shall accept such Assignment and
  -
Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's
                              -----------
rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's
                                              --------
obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may
                                  --------
provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant.  Subject to paragraph (f) of this
     ----------                                            -------------
Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a
              --------------   ----      ----
Lender  and had acquired its interest by assignment pursuant to paragraph (b) of
                                                                -------------
this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided
                               ------------
such  Participant  agrees  to  be subject to Section 2.17(c) as though it were a
                                             ---------------
Lender.

     (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled
       -------------    ----
to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the
                                                         ------------
Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
                                                                         -------
2.16(e)  as  though  it  were  a  Lender.
    ---

     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION  4.05.     Survival.  All  covenants,  agreements,  representations  and
                   ---------
warranties made by the Borrower herein and in the certificates or other instru-ments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstand-ing and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 4.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 4.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 4.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION  4.09.     Governing  Law;  Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of Texas.

     (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the district courts of Harris County, Texas and of the United States District Court of the Southern District of Texas (Houston Division), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its proper-ties in the courts of any jurisdiction.

     (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or here-after have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d)     Each  party  to  this  Agreement irrevocably consents to service of process  in  the  manner  provided for notices in Section 9.01.  Nothing in this
                                                  ------------
Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 4.10.     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE
                  ---------------------
     FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREE-MENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 4.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from any Credit Party relating to the Credit Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 4.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law (the "Maximum Rate"), the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not payable as result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. If, for any reason whatsoever, the Charges paid or received on the Loans produces a rate which exceeds the Maximum Rate, the Lenders shall credit against the principal of the Loans (or, if such indebtedness shall have been paid in full, shall refund to the payor of such Charges) such portion of said Charges as shall be necessary to cause the interest paid on the Loans to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holders of the Loans for the use, forbearance or detention of the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Agreement, so that the interest rate is uniform throughout the full term of this Agreement. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between the parties hereto. On each day, if any, that Texas law establishes the Maximum Rate, the Maximum Rate shall be the "weekly ceiling" (as defined in Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended) for that day. The Administrative Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to the Borrower, if and to the extent permitted by the Texas Finance Code. Without notice to the Borrower or any other person or entity, the Maximum Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.
SECTION 4.14. Liability of Holders. With respect to the incurrence of certain liabilities hereunder and the making of certain agreements by the Borrower as herein stated, such incurrence of liabilities and such agreements shall be binding upon the Borrower only as a trust formed under the Texas Real Estate Investment Trust Act pursuant to that certain Restated Declaration of Trust dated March 23, 1988 (as amended from time to time), and only upon the assets of such Borrower. No Trust Manager or officer or holder of any beneficial interest in the Borrower shall have any personal liability for the payment of any indebtedness or other liabilities incurred by the Borrower hereunder or for the performance of any agreements made by the Borrower hereunder, nor for any other act, omission or obligation incurred by the Borrower or the Trust Managers except, in the case of a Trust Manager, any liability arising from his own willful misfeasance or malfeasance or gross negligence.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


WEINGARTEN  REALTY  INVESTORS


By:
Name:
Title:


THE  CHASE  MANHATTAN  BANK,  individually  and  as  Administrative  Agent,


By:
Name:
Title:

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors

BANK  OF  AMERICA,  N.A.


By:
Name:
Title:


     Address:
     700  Louisiana,  5th  Floor
Houston,  Texas  77002
Attention:  Ms.  Cynthia  Sanford
Telephone  No.:  (713)  247-7093
Telecopy  No.:  (713)  247-6124

 Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors

COMMERZBANK  AG,  NEW  YORK  AND
GRAND  CAYMAN  BRANCHES


By:
Name:
Title:


By:
Name:
Title:


     Address:
     2  World  Financial  Center
New  York,  New  York  10281-1050
Attention:  David  Schwarz/Bill  Knickerbocker
Telephone  No.:  (212)  266-7632/7583
Telecopy  No.:  (212)  266-7565

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors

BANK  ONE,  NA


By:
Name:
Title:


     Address:
     1  Bank  One
Mail  Code  IL1-0315
Chicago,  Illinois  60670-0315
Attention:  Jim  Krcmarik
Telephone  No.:  (312)  732-4122
Telecopy  No.:  (312)  732-1117

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors

COMPASS  BANK


By:
Name:
Title:


     Address:
     24  Greenway  Plaza,  Suite  1403
Houston,  Texas  77046
Attention:  Jan  Danvers
Telephone  No.:  (713)  968-8267
Telecopy  No.:  (713)  968-8211

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors

FIRST  UNION  NATIONAL  BANK


By:
Name:
Title:


     Address:
     One  First  Union  Center,  DC6
Charlotte,  North  Carolina  28288-6205
Attention:  John  Schissel
Telephone  No.:  (704)  383-1967
Telecopy  No.:  (704)  383-6205

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors

PNC  BANK,  NATIONAL  ASSOCIATION


By:
Name:
Title:


     Address:
     One  PNC  Plaza
249  Fifth  Avenue,  MS:  P1-POPP-19-2
Pittsburgh,  Pennsylvania  15222-2707
Attention:  Wayne  Robertson
Telephone  No.:  (412)  762-8452
Telecopy  No.:  (412)  762-6500

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors

SOUTHTRUST  BANK


By:
Name:
Title:


     Address:
     420  North  20th  Street
Birmingham,  Alabama  35203
Attention:  Sam  Boroughs
Telephone  No.:  (205)  254-5039
Telecopy  No.:  (205)  254-8270

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors

THE  SUMITOMO  BANK,  LIMITED


By:
Name:
Title:


     Address:
     277  Park  Avenue,  6th  Floor
New  York,  New  York  10172
Attention:  Charles  Sullivan
Telephone  No.:  (212)  224-4178
     Telecopy  No.:  (212)  224-4887

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors

WELLS  FARGO  BANK,  NATIONAL
ASSOCIATION


By:
Name:
Title:


     Address:
     1000  Louisiana  Street,  3rd  Floor
Houston,  Texas  77002
Attention:  Steve  May
Telephone  No.:  (713)  319-1415
     Telecopy  No.:  (713)  739-1077

                                  SCHEDULE 2.01

LENDER                    REVOLVING  LOAN  COMMITMENT
                                          (Percentage)

The  Chase  Manhattan  Bank                              $50,000,000.00
                                    (14.285714286%)

Bank  of  America,  N.A.                              $50,000,000.00
                                    (14.285714286%)

Commerzbank  AG,  New  York
and  Grand  Cayman  Branches                              $50,000,000.00
                                    (14.285714286%)

Bank  One,  NA                                   $35,000,000.00
                                   (10.000000000%)

First  Union  National  Bank                              $35,000,000.00
                                   (10.000000000%)

PNC  Bank,  National  Association                         $35,000,000.00
                                   (10.000000000%)

Compass  Bank                                   $25,000,000.00
                                   (07.142857143%)

SouthTrust  Bank                                   $25,000,000.00
                                   (07.142857143%)

Wells  Fargo  Bank,  National  Association                    $25,000,000.00
                                   (07.142857143%)

The  Sumitomo  Bank,  Limited                         $20,000,000.00
                                   (05.714285714%)

     2
HOUSTON:007002/04097:564617v15
                                SCHEDULE 2.05(D)

                                LETTERS OF CREDIT
                                -----------------





               LETTER OF CREDIT NUMBER     LETTER OF CREDIT AMOUNT
               -----------------------     -----------------------
                           I-451606     $2,184,911.00
                           --------     -------------
                           I-454505     $3,863,934.25
                           --------     -------------
                           I-454507     $2,058,695.89
                           --------     -------------
                           I-461289     $6,821,882.19
                           --------     -------------
                            D-295021     $114,233.00
                            --------     -----------
                           D-207654     $4,226,518.00
                           --------     -------------

                                SCHEDULE 3.05(F)


Earthquake  or  Seismic  Area

                                      NONE



                                  SCHEDULE 3.07
                                DISCLOSED MATTERS


Below is a list of major outstanding lawsuits, none of which we believe will have a Material Adverse Effect:

Location 0120 (Houston) Kathryn Newman incident 8/6/97 This is a slip and fall case where the plaintiff allegedly tripped in a depression in the asphalt and has had surgery on her knee, her back and her elbow. We are being sued for $5,000,000.00 and we have adequate Insurance Coverage. We are aggressively defending and expect success in court.

Location 0038 (Lake Charles) Aletta McFatter incident 11/9/97 this is an assault case where an elderly lady allegedly had her purse snatched and held on to the purse and fell down. She had swelling of the brain, which required surgery. We have adequate Insurance Coverage and are aggressively defending. We expect success in court.


Location 0035 (Lake Charles) Mary Jessica Savoy incident 3/8/99 this is an alleged rape, which happened to one of our tenants. She was leaving work and assaulted and stabbed in the parking lot, she drove herself to the hospital. We are being sued and we have adequate Insurance Coverage and are aggressively defending and expect success in court.

                                  SCHEDULE 3.15
                              LIST OF SUBSIDIARIES


Alabama-Shepherd  Shopping  Center
----------------------------------
AN/WRI  Partnership,  Ltd.
--------------------------
ATDNL,  Inc.
------------
East  Town,  Lake  Charles  Co.
-------------------------------
Eastex  Venture
---------------
GJR/Weingarten  Little  York  Venture
-------------------------------------
GJR/Weingarten  River  Point  Venture
-------------------------------------
Jacinto  City,  Ltd.
--------------------
Lisbon  Street  Shopping  Trust
-------------------------------
Main/O.S.T.,  Ltd.
------------------
Markham  West  Shopping  Center,  L.P.
--------------------------------------
Miller  Weingarten  Realty,  LLC
--------------------------------
Nanocorp,  Inc.
---------------
NEC  Dalrock  and  SH  66,  Ltd.
--------------------------------
Northwest  Hollister  Venture
-----------------------------
Phelan  Boulevard  Venture
--------------------------
Rosenberg,  Ltd.
----------------
S/W  Albuquerque,  L.P.
-----------------------
Sheldon  Center,  Ltd.
----------------------
South  Loop  -  Long  Wayside  Company
--------------------------------------
SPM/WRI  College  Station,  L.P.
--------------------------------
SPM/WRI  Rockwall,  L.P.
------------------------
Weingarten  Properties  Trust
-----------------------------
Weingarten/Bridges  at  Smoky  Hills
------------------------------------
Weingarten/Colorado,  Inc.
--------------------------
Weingarten/Finger  Venture
--------------------------
Weingarten/Investments,  Inc.
-----------------------------
Weingarten/Miller  Elizabeth
----------------------------
Weingarten/Miller/Englewood
---------------------------
Weingarten/Miller/Fiest  Joint  Venture
---------------------------------------
Weingarten/Miller/ThornCreek  Joint  Venture
--------------------------------------------
Weingarten-Murphy,  Ltd.
------------------------
WRI  Interests,  Inc.
---------------------
WRI/Bell  Plaza,  Inc.
----------------------
WRI/Central  Plaza,  Inc.
-------------------------
WRI/Crosby  Venture
-------------------
WRI/Custer  Park,  Inc.
-----------------------
WRI/Dickinson  Venture
----------------------
WRI/Lone  Star,  Inc.
---------------------
WRI/Pavilion,  Inc.
-------------------
WRI/Regency  Park,  Inc.
------------------------
WRI/Rockwall,  Inc.
-------------------
WRI/Shopping  Centers  I,  Inc.
-------------------------------
SPM/WRI  Overland  Park,  L.P.
------------------------------
Weingarten  Nostat,  Inc.
-------------------------
Weingarten  Realty  Management  Company
---------------------------------------
WRI/Post  Oak,  Inc.
--------------------
WRI/7080  Express  Lane,  Inc.
------------------------------
Weingarten/Lufkin,  Inc.
------------------------
WRI/Pembroke,  Ltd.
-------------------
Market  at  Town  Center-Sugar  Land  Partnership
-------------------------------------------------
South  Padre  Drive,  L.P.
--------------------------

     3
HOUSTON:007002/04097:564617v15

                                SCHEDULE 5.12 (C)
                POOL PROPERTIES WITHOUT ENVIRONMENTAL ASSESSMENT


                     LOC. #     DESCRIPTION     CITY     ST
0004-700     Village  Shopping  Center     Port  Arthur     TX
--------     -------------------------     ------------     --
0008-001     Heights  Plaza  Shopping  Center     Houston     TX
--------     --------------------------------     -------     --
0011-001     Sheldon  Forest  Shopping  Center     Channelview     TX
--------     ---------------------------------     -----------     --
0012-001     Westwood  Village  Shopping  Ctr.     Lafayette     LA
--------     ---------------------------------     ---------     --
0014-001     Fiesta  Market  Place     Houston     TX
--------     ---------------------     -------     --
0016-001     Harrisburg  Plaza     Houston     TX
--------     -----------------     -------     --
0017-001     Stella  Link  Shopping  Center     Houston     TX
--------     ------------------------------     -------     --
0018-700     Long  Point  Shopping  Center     Houston     TX
--------     -----------------------------     -------     --
0023-001     Lyons  Avenue  Shopping  Center     Houston     TX
--------     -------------------------------     -------     --
0024-001     Gillham  Circle     Port  Arthur     TX
--------     ---------------     ------------     --
0029-269     Market  Street  Shopping  Center     Jacinto  City     TX
--------     --------------------------------     -------------     --
0030-001     Southgate  Shopping  Center     Beaumont     TX
--------     ---------------------------     --------     --
0032-001     Texas  City  Plaza     Texas  City     TX
--------     ------------------     -----------     --
0033-001     Miracle  Corners  Shopping  Ctr.     Pasadena     TX
--------     --------------------------------     --------     --
0034-001     Bryan  Center     Bryan     TX
--------     -------------     -----     --
0035-001     Southgate  Shopping  Center     Lake  Charles     LA
--------     ---------------------------     -------------     --
0036-001     University  Plaza     Houston     TX
--------     -----------------     -------     --
0038-251     East  Town  Shopping  Center     Lake  Charles     LA
--------     ----------------------------     -------------     --
0040-001     Westwood  Shopping  Center     Shreveport     LA
--------     --------------------------     ----------     --
0041-001     New  Boston  Rd.  Shopping  Center     Texarkana     TX
--------     ----------------------------------     ---------     --
0042-001     Bellfort  Shopping  Center     Houston     TX
--------     --------------------------     -------     --
0043-001     Bellaire  Blvd  Shopping  Center     Bellaire     TX
--------     --------------------------------     --------     --
0044-001     Southgate  Shopping  Center     Shreveport     LA
--------     ---------------------------     ----------     --
0050-001     Westbury  Triangle     Houston     TX
--------     ------------------     -------     --
0055-001     Lawndale  Shopping  Center     Houston     TX
--------     --------------------------     -------     --
0056-001     Southgate  Shopping  Center     Houston     TX
--------     ---------------------------     -------     --
0057-001     Eastpark  Shopping  Center     Houston     TX
--------     --------------------------     -------     --
0059-120     Broadway  Plaza  Shopping  Ctr.     Little  Rock     AR
--------     -------------------------------     ------------     --
0061-001     Bellwood  Shopping  Center     Houston     TX
--------     --------------------------     -------     --
0062-001     Spring  Plaza  Shopping  Center     Houston     TX
--------     -------------------------------     -------     --
0064-001     Edgebrook  Shopping  Center     Houston     TX
--------     ---------------------------     -------     --
0065-001     Westchase  Mall     Houston     TX
--------     ---------------     -------     --
0066-001     Fondren  Southwest  Village     Houston     TX
--------     ---------------------------     -------     --
0069-001     Calder  Shopping  Center     Beaumont     TX
--------     ------------------------     --------     --
0070-001     Westhill  Village  Shopping  Ctr.     Houston     TX
--------     ---------------------------------     -------     --
0071-001     Park  Plaza  Shopping  Center     Lake  Charles     LA
--------     -----------------------------     -------------     --
0073-001     Food  King  Place     Galveston     TX
--------     -----------------     ---------     --
0081-001     Northbrook  Shopping  Center     Houston     TX
--------     ----------------------------     -------     --
0082-120     Geyer  Springs  Shopping  Center     Little  Rock     AR
--------     --------------------------------     ------------     --
0083-001     Crossroads  Shopping  Center     Vidor     TX
--------     ----------------------------     -----     --
0085-001     Mainland  Mall     Texas  City     TX
--------     --------------     -----------     --
0086-276     Plaza  Shopping  Ctr.  Rosenberg     Rosenberg     TX
--------     --------------------------------     ---------     --
0087-001     Park  Terrace  Shopping  Center     DeRidder     LA
--------     -------------------------------     --------     --
0088-001     Cullen  Plaza  Shopping  Center     Houston     TX
--------     -------------------------------     -------     --
0089-001     Little  York  Plaza  Shopping  Ctr     Houston     TX
--------     ----------------------------------     -------     --
0095-001     45  York  Plaza  Shopping  Center     Houston     TX
--------     ---------------------------------     -------     --
0099-001     Braeswood  Square  Shopping  Ctr.     Houston     TX
--------     ---------------------------------     -------     --
0101-001     Inwood  Village  Shopping  Center     Houston     TX
--------     ---------------------------------     -------     --
0103-001     Studemont  Shopping  Center     Houston     TX
--------     ---------------------------     -------     --
0104-001     Westmont  Shopping  Center     Beaumont     TX
--------     --------------------------     --------     --
0105-001     North  Oaks  Shopping  Center     Houston     TX
--------     -----------------------------     -------     --
0106-001     Humblewood  Shopping  Center     Houston     TX
--------     ----------------------------     -------     --
0107-120     Markham  Square  Shopping  Center     Little  Rock     AR
--------     ---------------------------------     ------------     --
0108-001     Orchard  Green  Shopping  Center     Houston     TX
--------     --------------------------------     -------     --
0110-001     10-Federal  Shopping  Center     Houston     TX
--------     ----------------------------     -------     --
0120-001     Randall's/Norchester  Village     Houston     TX
--------     -----------------------------     -------     --
0121-001     Randall's/El  Dorado     Webster     TX
--------     --------------------     -------     --
0123-001     Kroger/Fondren  Square     Houston     TX
--------     ----------------------     -------     --
0125-001     De  Vargas  Shopping  Center     Sante  Fe     NM
--------     ----------------------------     ---------     --
0126-001     Town  &  Country  Shopping  Center     Lubbock     TX
--------     ----------------------------------     -------     --
0127-001     Fiesta  Center     Houston     TX
--------     --------------     -------     --
0128-001     Portairs  Shopping  Center     Corpus  Christi     TX
--------     --------------------------     ---------------     --
0130-001     Rose-Rich  Shopping  Center     Rosenberg     TX
--------     ---------------------------     ---------     --
0131-001     Northway  Shopping  Center     Houston     TX
--------     --------------------------     -------     --
0132-120     Town  &  Country  Shopping  Center     Midwest  City     OK
--------     ----------------------------------     -------------     --
0133-001     North  Towne  Plaza     Albuquerque     NM
--------     -------------------     -----------     --
0135-120     Boulevard  Market  Place     Midwest  City     OK
--------     ------------------------     -------------     --
0136-001     Parkway  Square  Shopping  Center     College  Station     TX
--------     ---------------------------------     ----------------     --
0138-120     Evelyn  Hills  Shopping  Center     Fayetteville     AR
--------     -------------------------------     ------------     --
0139-001     Market  at  Westchase  SC     Houston     TX
--------     -------------------------     -------     --
0148-001     Randalls  Center/Kings  Crossing     Kingwood     TX
--------     --------------------------------     --------     --
0162-240     Northwest  Crossing  Centre     Houston     TX
--------     ---------------------------     -------     --
0172-120     Pueblo  Anozira  Shopping  Center     Tempe     AZ
--------     ---------------------------------     -----     --
0180-001     Valle  del  Sol  Shopping  Center     Albuquerque     NM
--------     ---------------------------------     -----------     --
0460-001     610  and  11th  Street  Warehouses     Houston     TX
--------     ----------------------------------     -------     --
0466-001     Bayshore  Plaza     Pasadena     TX
--------     ---------------     --------     --
0471-001     Southwest  Park  III     Houston     TX
--------     --------------------     -------     --
0472-001     Central  Park  North     Houston     TX
--------     --------------------     -------     --
0473-001     Cedar  Bayou  Shopping  Center     La  Marque     TX
--------     ------------------------------     ----------     --
0480-001     North  West  Park  Plaza     Houston     TX
--------     ------------------------     -------     --
0513-001     Bingle  Shopping  Center     Houston     TX
--------     ------------------------     -------     --
0520-001     Cullen  Place     Houston     TX
--------     -------------     -------     --
0523-001     Crestview     Houston     TX
--------     ---------     -------     --
0529-001     North  Triangle  Shops     Houston     TX
--------     ----------------------     -------     --
0531-001     Cypress  Station  Square     Houston     TX
--------     ------------------------     -------     --
0537-001     San  Pedro  Building     San  Antonio     TX
--------     --------------------     ------------     --
0538-001     Bandera  Village     San  Antonio     TX
--------     ----------------     ------------     --
0543-001     Steeplechase     Houston     TX
--------     ------------     -------     --
0582-001     Bellfort  SW  Shopping  Center     Houston     TX
--------     ------------------------------     -------     --
0583-001     Landmark  Shopping  Center     Houston     TX
--------     --------------------------     -------     --
0584-001     Wilcrest  SW  Shopping  Center     Houston     TX
--------     ------------------------------     -------     --
0591-001     River  Oaks  Shopping  Center     Houston     TX
--------     -----------------------------     -------     --
0605-277     North  Park  Plaza     Beaumont     TX
--------     ------------------     --------     --
0608-001     Baywood  Shopping  Center     Bay  City     TX
--------     -------------------------     ---------     --
0618-001     River  Pointe     Conroe     TX
--------     -------------     ------     --
0632-001     Porterwood  Shopping  Center     Porter     TX
--------     ----------------------------     ------     --
0634-001     Palmer  Plaza     Texas  City     TX
--------     -------------     -----------     --
0697-001     Highland  Square     Memphis     TN
--------     ----------------     -------     --
0703-700     Broadway  Shopping  Center     Galveston     TX
--------     --------------------------     ---------     --
0711-001     North  Main  Place     Houston     TX
--------     ------------------     -------     --
0738-700     Tyler  Shopping  Center     Tyler     TX
--------     -----------------------     -----     --
0742-001     Danville  Plaza  Shopping  Center     Monroe     LA
--------     ---------------------------------     ------     --
0767-120     Westgate  Shopping  Center     Little  Rock     AR
--------     --------------------------     ------------     --

                                  SCHEDULE 6.02
                                 Existing Liens

Holder     Description
------     -----------


American  General  Life  Texas     WRI
Variable  Annuity  Life  Ins.     WRI
Industrial  Revenue  Bonds     Westwood  Village  Shopping  Center
Capital  Lease  -  Phase  2     Westwood  Village  Shopping  Center
City  of  Houston     Harrisburg  Plaza
Hawn,  William  R.     South  Gate  Shopping  Center
Industrial  Revenue  Bonds     Park  Plaza  Shopping  Center
Industrial  Revenue  Bonds     Galveston  Place
Industrial  Revenue  Bonds     Shawnee  Village
American  Family  Ins.  Group     Kohl's  Shopping  Center
Southern  Farm  Bureau     Northaven
Southern  Farm  Bureau     Walnut  Hills
Windsor  Hills  Center  Ltd  Partnership     Windsor  Hills
Lincoln  National  Life  Ins     Rancho  Town  &  Country
Calpers     Rainbow  Plaza
La  Salle  Nat'l  Bank  (GMAC)     Rainbow  Plaza
John  Hancock     Ballwin  Plaza
AMRESCO     Central  Plaza
AMRESCO     Bell  Plaza
Lehman  Bros.  Holding     Custer  Park
Chase     San  Mateo
Chase     College  Station
New  York  Life  Insurance  Co.     ANICO
Banger  Savings  Bank     Lisbon  Street

Mortgages  and  IRB's  and  AG

Capital  Leases:
Francisco  Center     Included  in  Secured  in  Q
College  Park  Shopping  Center     Included  in  Secured  in  Q
Banger  Savings  Bank     Excluded  from  Secured  in  Q



Bear,  Stearns  Funding,  Inc.     Rockwall  Market  Place

                                  SCHEDULE 6.04
                               CERTAIN INVESTMENTS

WEINGARTEN  REALTY  INVESTORS  50/50
JOINT  VENTURES

Project  Name     %  O/S

                                             Admin.Proj.-Alabama-Shepherd     50
                                           Admin.Proj.-Wein/Finger Ventur     50
                                               Admin.Proj.-Eastex Venture     50
                                     Sheldon Forest Shopping Center           50
                                      Market Street Shopping Center           50
                                          East Town Shopping Center           50
                                      Plaza Shopping Ctr. Rosenberg           50
                                                       K-Mart Plaza           50
                                          River Pointe Mini-Storage           50
                                           Little York Mini-Storage           50
                                           South Loop Business Park           50
                                     Alabama Shepherd Shopping Ctr.           50
                                                   North Park Plaza           50
                                      The Promenade Shopping Center           50
                                                   Bridges at Smoky Hills     50
                                                    Elizabeth Marketplace     50
                                                    City Center englewood     50

Existing  50/50  JV's

                                  SCHEDULE 6.08
                              Existing Restrictions


Covenants and restrictions as contained in Weingarten Realty Investors shelf registration of securities for future issuances and all previously issued Medium Term Notes.

                                CREDIT AGREEMENT

                                    EXHIBIT A
                                    ---------

                            ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement dated as of __________, 2000 (as amended and in effect on the date hereof, the "Credit Agreement"), among Weingarten Realty Investors, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

          The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Competitive Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

          This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section
                                                                         -------
2.16(e)  of  the  Credit Agreement, duly completed and executed by the Assignee,
     --
and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit
                                                   ---------------
Agreement.

          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.

Date  of  Assignment:
Legal  Name  of  Assignor:

Legal  Name  of  Assignee:

Assignee's  Address  for  Notices:

Effective  Date  of  Assignment
("Assignment  Date"):









Facility     Principal  Amount  Assigned  (and  identifying  information  as  to
--------
individual  Competitive  Loans)     Percentage  Assigned  of Facility/Commitment
------      -------------------
(set  forth,  to  at  least  8 decimals, as a percentage of the Facility and the
---
aggregate  Commitments  of  all  Lenders  thereunder)
---
Commitment  Assigned:     $      %
Revolving  Loans:
Competitive  Loans:

The  terms  set forth above and on the reverse side hereof are hereby agreed to:

                         [Name  of  Assignor],  as  Assignor
                         --------------------

                         By:______________________________
                          Name:
                                       Title:

                         [Name  of  Assignee],  as  Assignee
                         --------------------


                         By:  ______________________________
                                        Name:
                           Title:

The  undersigned  hereby consent to the within assignment: 1/ foot1/ Consents to
                                                           -
be  included  to the extent required by Section 9.04(b) of the Credit Agreement.


[Name  of  Borrower],                    The  Chase  Manhattan  Bank,
          as  Administrative  Agent,


By:  ______________________                    By:  __________________________
      Name:                                     Name:
      Title:                                Title:



                                   The  Chase  Manhattan  Bank,
                                   as  Issuing  Bank


                                   By:  _______________________________
                                          Name:
                                          Title:

     B-8
HOUSTON:007002/04097:564617v15

                                CREDIT AGREEMENT

                                    EXHIBIT B
                                    ---------

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

                                     [Date]

The  Chase  Manhattan  Bank,
as  Administrative  Agent
712  Main  Street
Houston,  Texas  77002

Attn:  Manager,  Real  Estate  Group

Re:     Weingarten  Realty  Investors
Compliance  Certificate  for  _______  through  __________

Dear  Ladies  and  Gentlemen:

     This Compliance Certificate is made with reference to that certain Credit Agreement dated as of ________________, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Weingarten Realty Investors (the "Borrower"), the financial institutions party thereto, as lenders, and The Chase Manhattan Bank, as Administrative Agent. All capitalized terms used in this Compliance Certificate (including any attachments hereto) and not otherwise defined in this Compliance Certificate shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement.

     I hereby certify that I am the [Vice President of Capital Markets] [chief financial officer] [principal accounting officer] [treasurer] [controller] of Weingarten Realty Investors, and that I make this Certificate on behalf of the Borrower. I further represent and certify on behalf of the Borrower as follows as of the date of this Compliance Certificate:

I have reviewed the terms of the Loan Documents and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrower and its Subsidiaries, during the accounting period (the "Reporting Period") covered by the financial reports delivered simultaneous herewith pursuant to Section 5.01[(a)][(b)], and that such review has not disclosed the existence during or at the end of such Reporting Period (and that I do not have knowledge of the existence as at the date hereof) of any condition or event which constitutes a Default or Event of Default.Alternatively, if a Default or Event of Default existed or exists, specify the nature and period of existence thereof and what action the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto.


     Attached hereto as (x) Schedule A-1 is a list of the Real Property that comprises the Pool as of the last day of the Reporting Period, including identification of Partial Subsidiary Real Property, Value and Occupancy Level and (y) Schedule A-2 is a list of the Real Property assests that were identified as being in the Pool in the last Compliance Certificate and that are no longer qualified to be in the Pool as of the last day of the Reporting Period.

     Attached hereto as Schedule B is a schedule of the amount, maturity, interest rate and amortization requirements for the outstanding Indebtedness of Borrower and its Subsidiaries. As of the last day of the Reporting Period, the amount of Indebtedness was $_____________, the amount of Secured Debt was $_____________, and the amount of Indebtedness other than Secured Debt was $_____________.

     Attached hereto as (x) Schedule C-1 is a detailed calculation of Interest Expense for the Reporting Period, which amount was $__________, (y) Schedule C-2 is a detailed calculation of Interest Expense on Indebtedness other than Secured Debt for the Reporting Period, which amount was $__________, and (z) Schedule C-3 is a detailed calculation of the Interest Expense, principal paid and due and payable on Indebtedness, and cash dividends payable on the Borrower's preferred stock for the Reporting Period, which aggregated $__________.

     Attached hereto as Schedule D is a detailed calculation of EBITDA for the Reporting Period, which amount was $___________.

As  of  the  last  day  of  the  Reporting  Period:

1.     Secured  Debt  to  Total  Asset  Value  Ratio

     (a)     Indebtedness  secured  by  a  Lien,
     Subsidiary  Indebtedness  owed  to  non-Affiliate  and  any
Indebtedness  of  any  non-Guarantor  Subsidiary     $___________
     (b)     Net  Operating  Income  for  properties  that  have  reached the  Stabilization  Date  and  owned  during  the  most  recent
6  months  full  period     $___________
     (c)     Capital  Expenditure  Reserve     $___________
(d)     (b)  -  (c)   .0975     $___________
     (e)     Historical  Value  of  properties  acquired  during  the  most recent  6  months  period  or  that  are  completed  but
     have  not  reached  the  Stabilization Date                    $___________
     (f)     Historical  Value  of  properties  under  construction  or
     development  (limited  to  20%  of  Total  Asset  Value)     $___________
     (g)     Historical  Value  of  undeveloped  land     $___________
          (limited  to  10%  of  Total  Asset  Value)
     (h)     Value  ((d)  +  (e)  +  (f)  +  (g))     $___________
     (i)     Cash  and  cash  equivalents  excluding  tenant
     security  and  other  restricted  deposits     $___________
     (j)     Investments  in  real  estate  related  Unconsolidated
     Affiliates  (limited  to  10%  of  Total  Asset  Value)     $___________
     (k)     Investments  in  mortgages  and  notes  receivable
     (limited  to  10%  of  Total  Asset  Value  and  5%  of  Total
     Asset  Value  if  Borrower  has  no  ownership  interest)     $___________
(l)     Total  Asset  Value  ((h)  +  (i)  +  (j)  +  (k))     $___________
(m)     Secured  Debt  to  Total  Asset  Value  Ratio     _________%
     (as  a  percentage,  (a)   (l))

2.     Interest  Coverage  Ratio

     (a)     Borrower's  EBITDA     $___________
(b)     Interest  Expense     $___________
(c)     Interest  Coverage  RatioPursuant  to  Section 5.02(b), must not be less
than  2.25  to  1.00.     ______  :  1.00

3.     Fixed  Charge  Coverage  Ratio  Calculation:

     (a)     Borrower's  EBITDA     $___________
(b)     Capital  Expenditure  Reserve     $___________
(attach  quarterly  average  calculation)
     (c)     (a)  -  (b)     $___________
(d)     Principal  paid  and  due  and  payable  plus  Interest  Expense
$___________
     plus  cash  dividends  on  preferred  stock
(e)     Fixed  Charge  Coverage  Ratio  ((c) to (d))Pursuant to Section 5.02(c),
must  not  be  less  than  1.75  to  1.00.     _______  :  1.00

4.     Net  Worth  Calculation:

     (a)     Total  Asset  Value     $___________
(b)     Indebtedness     $___________
(c)     Net  Worth     Pursuant  to  Section  5.02(d),  must  not  be  less than
$950,000,000, plus 50% of the net proceeds of equity offerings after the date of
the  Credit  Agreement.     $___________

5.     Unencumbered  Interest  Coverage  Ratio

     (a)     Net  Operating  Income  for  property  in  the  Pool,
          less  Capital  Expenditure  Reserve  for  each  such  property
$___________
     (b)     Interest  Expense  on  unsecured  debt
$___________
     (c)     Unencumbered  Interest  Coverage Ratio ((a) to (b))     Pursuant to
Section  5.02(e),  must  not  be  less  than  2.25  to  1.00.     ______  : 1.00

6.     Debt  to  Total  Asset  Value  Ratio  Calculation:

     (a)     Indebtedness     $___________
(b)     Total  Asset  Value     $___________
(c)     Debt  to Total Asset Value Ratio     Pursuant to Section 5.02(f), cannot
exceed  fifty-five  percent  (55%).     _______%

7.     Asset  Maintenance  Calculation

     (a)     (i)     Value  of  Pool
     (attach  list  of  each  Property)                         $___________
          (ii)     Outstanding  unsecured  Indebtedness     $___________
                                                                          x 1.85
                                                                        --------
          (iii)     Minimum  Value  of  Pool     $___________

(b)     Occupancy  Level of the Pool     Pursuant to Section 5.12.A(e), must not
be  less  than  eighty-five  percent  (85%).       ________%

(c)     (i)     Value  of  Pool          $__________
     (ii)     Value  of  the  Pool  consisting  of ground leases     $__________
     (iii)     (ii)   (i),  expressed  as  a  percentage     Pursuant to Section
5.12.B,  must  not  exceed  ten  percent  (10%).       ________%

(d)     (i)     Value  of  Pool          $__________
     (ii)     Value  of  Partial  Subsidiary  Real  Property     $__________
     (iii)     (ii)   (i),  expressed  as  a  percentage     Pursuant to Section
5.12.C(a),  must  not  exceed  ten  percent  (10%).       ________%

8.     Debt  Limitation
     Secured Debt, not including Non-recourse Debt     Pursuant to Section 6.01,
must  not  exceed  $125,000,000.     $___________

9.     Investment  Limitations
     (a)     (i)     Investments  in  Unconsolidated  Affiliates
          and  other  REITS     $___________
     (ii)     Total  Asset  Value     $___________
     (iii)     (i)  (ii),  expressed  as  a  percentage     Pursuant  to Section
6.04(c),  cannot  exceed  ten  percent  (10%)  of  the  Total  Asset  Value.
________%

     (b)     (i)     Investments  in  mortgages  and  notes  receivable
$__________
     (ii)     Total  Asset  Value     $__________
     (iii)     (i)   (ii),  expressed  as  a  percentage     Pursuant to Section
6.04(d)  (i),  cannot  exceed  ten  percent  (10%)  of  Total  Asset  Value.
________%

     (c)     (i)     Investments  in  mortgages  and  notes  receivable
          if  Borrower  has  no  ownership  interest     $__________
     (ii)     Total  Asset  Value     $__________
          (iii)     (i)   (ii),  expressed  as  a  percentagePursuant to Section
6.04(d)(ii),  cannot  exceed  five  percent  (5%)  of  Total  Asset  Value.
________%

     (d)     (i)     Investments  in  undeveloped  land     $__________
     (ii)     Total  Asset  Value     $__________
          (iii)     (i)   (ii),  expressed  as  a  percentage       ________%

     (e)     (i)     Investments  in  property  under  construction  or
          development          $__________
     (ii)     Total  Asset  Value     $__________
          (iii)     (i)   (ii),  expressed  as  a  percentage       ________%

(f)     (i)     Investments  in  Real  Property  not  constituting
          Retail  Property  or  undeveloped  land     $__________
     (ii)     Total  Asset  Value     $__________
     (iii)     (i)   (ii),  expressed  as  a  percentage       ________%

(g)     (i)     Investments  in  undeveloped  land,  Unconsolidated
          Affiliates  and  other  REITS,  property  under  construction or  development,  mortgages  and  notes  receivable
          and  certain  securities     $__________
          (ii)     Total  Asset  Value     $__________
     (iii)     (i)   (ii),  expressed  as  a  percentage       ________%

10.     Restricted  Payments

     (a)     Restricted  Payments  for  Reporting  Period  and  preceding
$__________
          3  quarters  (cannot  exceed  95%  of  (b))
     (b)     Funds  from  Operations  plus  capital  gains     $__________

     This Compliance Certificate has been executed and delivered as of the date set forth above.

     WEINGARTEN  REALTY  INVESTORS


By:
Name:
Title:

     C-9
HOUSTON:007002/04097:564617v15
     CREDIT  AGREEMENT

     EXHIBIT  C
     ----------

     FORM  OF  GUARANTY
     ------------------


     THIS GUARANTY dated as of _______________, 2000 executed and delivered by each of the undersigned, whether one or more, (all each a "Guarantor" and, collectively, the "Guarantors"), in favor of (a) THE CHASE MANHATTAN BANK, in its capacity as Administrative Agent (the "Agent") for the Lenders under that certain Credit Agreement dated as of _______________, 2000, by and among WEINGARTEN REALTY INVESTORS (the "Borrower"), the financial institutions party thereto and their assignees in accordance therewith (the "Lenders"), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") and (b) the Lenders.

     WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

     WHEREAS,  each  Guarantor  is  a [wholly owned Subsidiary] of the Borrower;
                                       -----------------------

     WHEREAS, the Borrower, each Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

     WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower's obligations to the Agent and the Lenders on the terms and conditions contained herein; and

     WHEREAS, each Guarantor's execution and delivery of this Guaranty is one of the conditions precedent to the Agent and the Lenders making, or continuing to make, such financial accommodations to the Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

     Section  1.  Guaranty.   Each  Guarantor  hereby  absolutely  and
                  --------
unconditionally guaranties the due and punctual payment and performance of all of the following when due (collectively referred to as the "Obligations"): (a) all indebtedness and obligations owing by the Borrower to any of the Lenders or the Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans made by the Lenders to the Borrower under the Credit Agreement and the payment of all interest, fees, charges, reasonable attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders or the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

     Section  2.  Guaranty of Payment and Not of Collection.  This Guaranty is a
                  -----------------------------------------
guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, each Guarantor hereby waives the right of such Guarantor to require any holder of the Obligations to take action against the Borrower as provided by any legal requirement of any Governmental Authority.

     Section  3.  Guaranty  Absolute.  Each  Guarantor  guarantees  that  the
                  ------------------
Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any legal requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than the full and final payment and performance of the Obligations), including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

     (a) (i) any change in the amount, interest rate or due date or other term of any of the Obligations; (ii) any change in the time, place or manner of payment of all or any portion of the Obligations; (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Obligations; or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

     (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

     (c) any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;

     (d) any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of the Borrower;

     (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Guarantor, the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

     (f) any nonperfection of any security interest or other Lien on any of the collateral securing any of the Obligations;

     (g) any act or failure to act by the Borrower or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

     (h) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

     (i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

     (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor hereunder.

     Section  4.  Action  with Respect to Obligations. The Lenders and the Agent
                  -----------------------------------
may in accordance with the Credit Agreement, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in
Section  3  and  may otherwise: (a) amend, modify, alter or supplement the terms
 ---------
of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Person liable in any manner for the payment or collection of the Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other Guarantor); and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Agent shall elect in accordance with the Credit Agreement.

     Section 5.  Representations and Warranties.  Each Guarantor hereby makes to
                 ------------------------------
the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

     Section  6. Covenants.  Each Guarantor will comply with all covenants which
                 ---------
the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any other Loan Documents.

     Section  7.  Waiver.  Each  Guarantor,  to  the fullest extent permitted by
                  ------
applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

     Section  8.  Inability to Accelerate Loan.  If the Agent and/or the Lenders
                  ----------------------------
are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

     Section  9.  Reinstatement of Obligations.  Each Guarantor agrees that this
                  ----------------------------
Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of the Borrower or any Guarantor or otherwise.

     Section  10.  Subrogation.  Until  all  of  the Obligations shall have been
                   -----------
indefeasibly paid in full, any right of subrogation a Guarantor may have shall be subordinate to the rights of Agent and the Lenders and each Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower, and each Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.

     Section  11.  Payments  Free and Clear.  All sums payable by each Guarantor
                   ------------------------
hereunder shall be made free and clear of and without deduction for any Indemnified Taxes (as defined in the Credit Agreement) or Other Taxes (as defined in the Credit Agreement); provided that if any Guarantor shall be
                                       --------
required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent, Lender or Issuing Bank (as defined in the Credit Agreement) (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Guarantor shall make such deductions; and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority (as defined in the Credit Agreement) in accordance with applicable law.

     Section  12.  Set-off.  In  addition to any rights now or hereafter granted
                   -------
under applicable law and not by way of limitation of any such rights, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty held by such Lender then due and payable. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.

     Section 13.  Subordination.   Each Guarantor hereby expressly covenants and
                  -------------
agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower or any other Guarantor to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower or any other Guarantor (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Obligations; provided, however, that payment thereof may be made so long as no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower or any other Guarantor on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.

     Section  14. Avoidance Provisions.  It is the intent of each Guarantor, the
                  --------------------
Agent and the Lenders that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions." Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This
Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

     Section  15.  Information.   Each  Guarantor assumes all responsibility for
                   -----------
being and keeping itself informed of the financial condition of the Borrower, of the other Guarantors and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

     Section  16.  Governing  Law.  THIS  GUARANTY  SHALL  BE  GOVERNED  BY, AND
                   --------------
CONSTRUED  IN  ACCORDANCE  WITH,  THE  LAWS  OF  THE  STATE  OF  TEXAS.

     SECTION  17.   JURISDICTION,  VENUE.
                    --------------------

     (a) EACH GUARANTOR AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN HARRIS COUNTY, TEXAS SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR ANY COLLATERAL. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (b) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

     Section  18.  Loan  Accounts.  The  Agent  may  maintain books and accounts
                   --------------
setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon each Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section  19.  Waiver  of Remedies.  No delay or failure on the part of the Agent
              -------------------
or the Lenders in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

     Section 20.  Successors and Assigns.  Each reference herein to the Agent or
                  ----------------------
the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Agent may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying such Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or any Guarantor. Each Guarantor may not assign or transfer its obligations hereunder to any Person.

     Section  21.  Amendments.  This  Guaranty  may  not  be  amended  except as
                   ----------
provided  in  the  Credit  Agreement.

     Section 22.  Payments.  All payments made by any Guarantor pursuant to this
                  --------
Guaranty shall be made in Dollars, in immediately available funds to the Agent at the place and time provided for in the Credit Agreement on the date one (1) Business Day after written demand therefor to such Guarantor by the Agent.

     SECTION  23.  JOINT  AND  SEVERAL  OBLIGATIONS.   THE  OBLIGATIONS  OF  THE
                   --------------------------------
GUARANTORS HEREUNDER AND UNDER OTHER LOAN DOCUMENTS SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR MEMBERS) CONFIRMS THAT IT (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR
MEMBERS) IS LIABLE FOR THE FULL AMOUNT OF THE OBLIGATIONS AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER AND UNDER OTHER LOAN DOCUMENTS.

     Section  24.  Notices.   All  notices,  requests  and  other communications
                   -------
hereunder shall be in writing and shall be given as provided in the Loan Agreement. Each Guarantor's address for notice is set forth below its signature hereto.

     Section 25.  Severability.  In case any provision of this Guaranty shall be
                  ------------
invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section  26.  Headings.  Section  headings  used  in  this Guaranty are for
                   --------
convenience  only  and  shall  not  affect  the  construction  of this Guaranty.

     Section  27.  Definitions.  (a)  For  the  purposes  of  this  Guaranty:
                   -----------

     "Proceeding"  means  any  of  the following: (i) a voluntary or involuntary
     -----------
case concerning any Guarantor shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor;
(iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

     (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

     IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

     (GUARANTOR)


     By:
Name:
Title:

     Address  for  Notices:

     c/o  Weingarten  Realty  Investors


Attention:

     D-2
HOUSTON:007002/04097:564617v15
                                CREDIT AGREEMENT

                                    EXHIBIT D
                                    ---------


                                  FORM OF NOTE
                                  ------------
                               [Competitive Note]
                                [Revolving Note]

$_________________          __________,  2000


     FOR VALUE RECEIVED, WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust ("Maker") promises to pay without offset or counterclaim to the order of [insert name of Lender], ("Payee"), the principal amount equal to the lesser of (x) __________________________ ($_____________) or (y) the outstanding amount advanced by Payee as a Loan under the Credit Agreement (as hereinafter defined), payable in accordance with the terms of the Credit Agreement.

     Maker also promises to pay interest on the unpaid principal amount of this Note (this "Note") at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated of even date herewith, among Maker, the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent for itself and the Lenders (as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement").
                                                             ----------------
Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     Amounts borrowed may be repaid and reborrowed at any time prior to the termination of the Availability Period. Except as otherwise provided in the Credit Agreement, no Lender shall have any obligation to make a Loan to the extent such Loan would cause the sum of the total Revolving Credit Exposures plus the aggregate principal amount outstanding of Competitive Loans to exceed the total Commitments.

     This Note is subject to mandatory prepayment and prepayment at the option of the Maker, as provided in the Credit Agreement.

     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits of the Credit Agreement, reference to which is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby is made and is to be repaid.

     THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     Maker promises to pay all fees, costs and expenses incurred in the collection and enforcement of this Note in accordance with the terms of the Credit Agreement. Maker and any endorser of this Note hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be expressly required under the Credit Agreement or the other Loan Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

With respect to the incurrence of certain liabilities hereunder and the making of certain agreements by Maker as herein stated, such incurrence of liabilities and such agreements shall be binding upon Maker only as a trust formed under the Texas Real Estate Investment Trust Act pursuant to that certain Restated Declaration of Trust dated March 23, 1988 (as amended from time to time), and only upon the assets of such Maker. No Trust Manager or officer or holder of any beneficial interest in Maker shall have any personal liability for the payment of any indebtedness or other liabilities incurred by Maker hereunder or for the performance of any agreements made by Maker hereunder, nor for any other act, omission or obligation incurred by Maker or the Trust Managers except, in the case of a Trust Manager, any liability arising from his own willful misfeasance or malfeasance or gross negligence.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.


     WEINGARTEN  REALTY  INVESTORS



By:
Name:
Title:

HOUSTON:007002/04097:564617v15


                                CREDIT AGREEMENT

                                    EXHIBIT E
                                    ---------

              [FORM OF] BORROWING REQUEST/INTEREST ELECTION REQUEST
              -----------------------------------------------------

                                     [Date]

The  Chase  Manhattan  Bank,
as  Administrative  Agent
712  Main  Street
Houston,  Texas  77002

Attn:  Manager,  Real  Estate  Group

Re:     Weingarten  Realty  Investors
Borrowing  Request

Dear  Ladies  and  Gentlemen:

     This  Borrowing  Request  is  made  with  reference  to that certain Credit
Agreement dated as of ________________, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Weingarten Realty Investors (the "Borrower"), the financial institutions party thereto, as lenders, and The Chase Manhattan Bank, as Administrative Agent. All capitalized terms used in this Borrowing Request (including any attachments hereto) and not otherwise defined in this Borrowing Request shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement.

     The Borrower hereby requests [check as applicable] a conversion of an existing Loan as provided below and/or an advance under the Credit Agreement, in the amount of $____________ [minimum of $5,000,000.00 and in multiples of $1,000,000.00].

     1.     Aggregate  Commitment     $350,000,000.00

     2.     The  amount  outstanding  under  the
Revolving  Loans     $_____________

     3.     The  amount  outstanding  under  Competitive
Loans     $_____________

     4.     LC  Exposure     $_____________

     5.     Available  amount  (1-  2-  3-  4)     $_____________

     6.     Less  amount  requested     ($____________)

     7.     Amount  remaining  to  be  advanced     $____________

8.     Account  for  funding:



     The  advance  or  conversion  is  to  be  made  as  follows:

     A.     ABR  Borrowing.
            --------------

1.     Amount  of  ABR  Borrowing:     $_____________

2.     Date  of  ABR  Borrowing                    _____________

     B.     Eurodollar  Borrowing:
            ---------------------

1.     Amount  of  Eurodollar  Borrowing:     $_____________

2.     Amount  of  conversion  of  existing
     Loan  to  Eurodollar  Borrowing:     $_____________

3.     Number  of  Eurodollar
     Borrowing(s)  now  in  effect:      _____________
     [cannot  exceed  eight  (8)  including
Competitive  Borrowings]

4.     Date  of  Eurodollar  Rate  Borrowing
     or  conversion:     _____________

5.     Interest  Period:     _____________

6.     Expiration  date  of  current  Interest
     Period  as  to  this  conversion:     _____________

     The Borrower hereby represents and warrants that the amounts set forth above are true and correct, that the amount above requested has actually been incurred, that the representations and warranties contained in the Credit Agreement are true and correct as if made as of this date (except to the extent relating to a specific date), and that the Borrower has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement as of the date hereof [except as follows: _______________]


     Very  truly  yours,

                         WEINGARTEN  REALTY  INVESTORS


By:
     Name:
Title:

                                CREDIT AGREEMENT

                                    EXHIBIT F
                                    ---------

                        [FORM OF] COMPETITIVE BID REQUEST
                        ---------------------------------

                                     [Date]

The  Chase  Manhattan  Bank,
as  Administrative  Agent
712  Main  Street
Houston,  Texas  77002

Attn:  Manager,  Real  Estate  Group

Re:     Weingarten  Realty  Investors
Competitive  Bid  Request

Dear  Ladies  and  Gentlemen:

     This Competitive Bid Request is made with reference to that certain Credit Agreement dated as of ________________, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Weingarten Realty Investors (the "Borrower"), the financial institutions party thereto, as lenders, and The Chase Manhattan Bank, as Administrative Agent. All capitalized terms used in this Competitive Bid Request (including any attachments hereto) and not otherwise defined in this Competitive Bid Request shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement.

     The Borrower hereby requests Competitive Bids pursuant to Section 2.04 of the Credit Agreement, in the amount of $____________ [minimum of $5,000,000.00 and in multiples of $1,000,000.00].

     1.     Aggregate  Commitment     $350,000,000.00

     2.     The  amount  outstanding  under  the
Revolving  Loans     $_____________

     3.     The  amount  outstanding  under  Competitive  Loans*
$_____________

     4.     LC  Exposure     $_____________

     5.     Available  amount  (1-2-3-4)     $_____________

     6.     Less  amount  requested*     ($____________)

     7.     Amount  remaining  to  be  advanced     $____________

8.     Account  for  funding:


     The  Competitive  Bids  should offer a [Fixed Rate] [Margin on a LIBO Rate]

     Amount  of  Borrowing:                         $
     Date  of  Borrowing:                                        ,  2000
     Interest  Period**

     The Borrower hereby represents and warrants that the representations and warranties contained in the Credit Agreement are true and correct as if made as of this date (except to the extent relating to a specific date), and that the Borrower has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement as of the date hereof [except as follows:
_______________]


     Very  truly  yours,

                         WEINGARTEN  REALTY  INVESTORS


By:
     Name:
Title:



*     The  sum  of  items  3  and  6  cannot  exceed  50%  of  item  1.

**     No  more  than eight (8) Eurodollar Borrowings (including Revolving Loans and  Competitive  Loans)  can  be  in  effect  at  one  time.





Pursuant  to  Section  5.02(a),  cannot  exceed  thirty-five  percent  (35%)












     Pursuant to Section 6.04(e), cannot exceed ten percent (10%) of Total Asset Value.
     Pursuant to Section 6.04(g), cannot exceed twenty percent (20%) of Total Asset Value.
     Pursuant to Section 6.04(h), cannot exceed twenty-five percent (25%) of Total Asset Value.
     Pursuant to Section 6.04, cannot exceed forty percent (40%) of Total Asset Value.